Exhibit 4.6

EXECUTION VERSION

Dated April 16, 2014

(1)                                 eHi Auto Services Limited

(2)                                 Mr. Ruiping Zhang

(3)                                 Ctrip Investment Holding Ltd.

(4)                                 Ignition Growth Capital I, L.P.

(5)                                 Ignition Growth Capital Managing Directors Fund I, LLC

(6)                                 The Crawford Group, Inc.

(7)                                 other members of the Company Group as set forth in Schedule A

SHARE PURCHASE AGREEMENT

For the Issuance of Additional Series E Preferred Shares in

eHi Auto Services Limited

(a company limited by shares incorporated in the Cayman Islands)

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SCHEDULE A	MEMBERS OF THE COMPANY GROUP
SCHEDULE B	SCHEDULE OF INVESTMENT PARTICULARS
SCHEDULE C-1	CAPITALIZATION TABLE
SCHEDULE C-2	CAPITALIZATION TABLE
SCHEDULE D	COMPANY WARRANTIES
SCHEDULE E	LIST OF KEY EMPLOYEES OF THE COMPANY GROUP
SCHEDULE F	LIST OF CITIES
EXHIBIT 1	FORM OF AMENDED ARTICLES

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made on April 16, 2014 (the “Effective Date”), by and among:

(1)                                 eHi Auto Services Limited, a limited liability company organized and existing under the laws of the Cayman Islands with its registered office at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands (the “Company”);

(2)                                 Mr. Ruiping Zhang, the holder of United States passport number 711188529 (the “Founder”);

(3)                                 each Person as listed in Schedule B attached hereto. (collectively, the “Investors” and each an “Investor”); and

(4)                                 each member of the Company Group (as defined below) listed in Schedule A attached hereto.

Each of the parties listed above referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    The Company Group (as defined below) is currently engaged in the business of providing rental cars and related services in the PRC (the “Business”).

B.                                   The Company issued and sold to the Investor, and the Investor purchased from the Company, 17,100,000 Series E Preferred Shares, par value US$0.001 per share, of the Company on December 11, 2013.

C.                                    The Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, additional Series E Preferred Shares, par value US$0.001 per share, of the Company pursuant to the terms and subject to the conditions of this Agreement.

C.                                    The Company Group and the Investors desire to enter into this Agreement on the terms and conditions hereof.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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1.                                      Definitions.

The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Amended Articles” means the Eighth Amended and Restated Memorandum of Association and Articles of Association of the Company, substantially in the form attached hereto as Exhibit 1, adopted in accordance with the applicable Law on or before the Closing and which shall be in full force and effect as of the Closing.

“Amended IRA” means the Third Amended and Restated Investors’ Rights Agreement dated December 11, 2013 entered by and among the Company, the Investors, other Shareholders of the Company and other parties thereto.

“Approval” means any approval, license, authorization, release, order, or consent required to be obtained from, or any registration, qualification, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person, or any waiver of any of the foregoing.

“Arbitration Notice” has the meaning set forth in Section 8.5(b) hereof.

“Associated Person” means, in relation to a Person, the following persons (as appropriate): (i) any corporation or organization of which such Person or an Affiliate of such Person is an director, officer, or partner, or is, directly or indirectly, the record or beneficial owner of 10% or more of any class of equity securities, or has the right to appoint any director or senior officer to the board of directors or management, (ii) any corporation or organization which is a director, officer or partner of such Person or an Affiliate of such Person, or is directly or indirectly, the record or beneficial owner of 10% or more of any class of equity securities of such Person or an Affiliate of such Person, or has the right to appoint any director or senior officer to the board of directors or management of such Person or an Affiliate of such Person, (iii) any corporation or organization which directly or indirectly, is Controlled by, or under Common Control with, or Controls, any Associated Person of such Person, and (iv) any Affiliates of a corporation or organization specified in clauses (i), (ii)  and (iii) above.

“Auditing Firm” means each of Deloitte Touche Tohmatsu, Ernst & Young LLP, KPMG LLP, Pricewaterhouse Coopers LLP and their respective Affiliates.

“Beijing eHi” means Beijing eHi Car Rental Co., Ltd.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” has the meaning set forth in the Recitals.

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“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC, the Cayman Islands, U.S. or Hong Kong.

“Class A Preferred Shares” means the Class A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain convertible bonds subscription agreement dated June 10, 2011 by and among the Company, any holder of the bonds and other parties thereto and that certain convertible promissory note issued to Crawford on June 10, 2013, as amended from time to time, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Chongqing eHi” means Chongqing eHi Car Rental Co., Ltd.

“Circular 75” has the meaning set forth in Section 16(d) of Schedule D.

“Claimant” has the meaning set forth in Section 8.3(g) hereof.

“Closing” has the meaning set forth in Section 2.3 hereof.

“Closing Date” has the meaning set forth in Section 2.3 hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares of the Company, par value US$0.001 per share, the rights and privileges of which are specified in the Amended Articles and the Amended IRA.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Group” means the Company and the PRC Entities, together with each Subsidiary and each operational branch of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than 50% of the voting power.  The particulars of the members of the Company Group as at the date of this Agreement are set forth in Schedule A attached hereto.

“Company Security Holder” or “Company Security Holders” has the meaning in Section 16(d) of Schedule D hereof.

“Company Warranties” has the meaning set forth in Section 3.1 hereof.

“Confidential Information” has the meaning set forth in Section 7.1(a) hereof.

“Consideration” has the meaning set forth in Section 2.2(a) hereof.

“Contract” means, as to any Person, any provision of any security issued by such Person or any oral or written contract, agreement, undertaking, understanding, indenture, note, bond, loan,

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instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, policies or activities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares” means Common Shares issuable upon conversion of the Series E Preferred Shares.

“Convertible Securities” means, with respect to any specified Person, any equity securities convertible or exchangeable into any shares of any class of such specified Person, however described and whether voting or non-voting.

“Crawford” means The Crawford Group, Inc.

“Ctrip” means Ctrip Investment Holding Ltd.

“Disclosing Party” has the meaning set forth in Section 7.1(d) hereof.

“Disclosure Schedule” has the meaning set forth in Section 2.4(a)(viii) hereof.

“Dispute” has the meaning set forth in Section 8.5(a) hereof.

“Domestic Resident” has the meaning set forth in Circular 75 and/or other Law related to Circular 75.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Environmental Law” means any and all applicable PRC or non-PRC Law, authorization by any Governmental Authority, or any other requirement of any Governmental Authority relating to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of Hazardous Substances, (iii) the construction of hydroelectric power stations; (iv) the generation and provision of hydroelectric power, or (v) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any member of the Company Group.

“ESOP” means the 2010 Performance Incentive Plan of the Company.

“Financial Statements” has the meaning set forth in Section 11 of Schedule D hereof.

“Financing Terms” has the meaning set forth in Section 7.1(a) hereof.

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“First Claim” has the meaning set forth in Section 8.3(h) hereof.

“Foreign Exchange Authorization” or “Foreign Exchange Authorizations” has the meaning set forth in Section 16(d) of Schedule D hereof.

“Founder” has the meaning set forth in the Preamble.

“Fully-Diluted Basis” means that all options, warrants or other rights of any kind (whether vested or unvested) to acquire Common Shares and all securities convertible or exchangeable into Common Shares (or into options, warrants or other rights of any kind to acquire Common Shares) outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“GS” means GS Car Rental HK Limited and GS Car Rental HK Parallel Limited.

“Hainan eHi” means Hainan eHi Self Drive Car Services Co., Ltd.

“Hazardous Substances” means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances,” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or “EP toxicity,” and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore, and asbestos or asbestos-containing materials.

“HKIAC” has the meaning set forth in Section 8.5(c) hereof.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Ignition Entities” means collectively Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC

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“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, other than in any event consequential, incidental, special and punitive damages.  Notwithstanding anything to the contrary provided in the preceding sentence, Indemnifiable Loss shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

“Indemnified Party” has the meaning set forth in Section 8.3(d) hereof.

“Indemnifying Party” has the meaning set forth in Section 8.3(d) hereof.

“Indemnity Value” has the meaning set forth in Section 8.3(c) hereof.

“Initial Claim” has the meaning set forth in Section 8.3(g) hereof.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the Business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investors” has the meaning set forth in the Preamble of this Agreement.

“Investor Directors” means the Series A Directors, the Series B Directors, the Series C Directors,  the Series D Director and the Series E Director.

“Key Employees” means each of the individuals set forth in Part A of Schedule E attached hereto.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

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“Liabilities” means, with respect to any Person, all liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge or other restriction or limitation.

“Macau” means the Macau Special Administrative Region of the People’s Republic of China.

“Material Adverse Effect” means with respect to any Person, any (i) event, occurrence, fact, condition, change or development that has had a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of such Person; provided however, that, for purposes of clause (i), a Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions, changes or developments arising out of, relating to, or resulting from (a) changes in general economic or political conditions of global, regional or foreign economies or political systems, securities, credit or financial markets in which such Person operates, (b) changes generally affecting the industry in which such Person operates, (c) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides or other natural disasters, or (d) hostilities, acts of sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of sabotage or terrorism or military actions; provided, further, however that any event, occurrence, fact, condition, change or development referred to in clause (a), (b), (c) or (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, change or development has a materially disproportionate impact on the Person in question compared to other participants in the industries in which such Person conducts its business; (ii) material adverse effect on such Person’s ability to perform any material obligations of such Person hereunder or under any other Transaction Document, as applicable; or (iii) material adverse effect on any material rights such Person may have hereunder or under any Transaction Document; provided that, without limiting the generality of this definition, any adverse effect resulting in any loss, directly or indirectly, of at least US$5,000,000 or its equivalent, to the members of the Company Group (taken as a whole) shall be deemed to constitute a Material Adverse Effect with respect to each member of the Company Group.  Notwithstanding anything to the contrary contained herein, any reference to a “Material Adverse Effect” with respect to any member of the Company Group shall be a reference to a Material Adverse Effect on the Company Group, taken as a whole.

“Material Contract” or “Material Contracts” has the meaning set forth in Section 15(a) of Schedule D hereof.

“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Permits” has the meaning set forth in Section 19(b) of Schedule D hereof.

“Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.

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“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, Macau and the islands of Taiwan.

“PRC Companies” means Shanghai eHi, Beijing eHi, Jinan eHi Car Rental Co., Ltd., Chongqing eHi, Hainan eHi, Wuxi eHi Car Rental Co., Ltd., Guangzhou Haida Car Rental Co. Ltd., Shenyang Shenhai Car Rental Co., Ltd., Shenzhen eHi Car Repair Services Co., Ltd., Shanghai Smart Brand Auto Driving Services Co., Ltd., Beijing Smart Brand Sunshine Labour Services Co., Ltd., Chongqing Smart Brand Auto Driving Technique Services Co., Ltd, Shanghai eHi Chengshan Car Rental Co, Ltd., Shanghai eHi Siping Car Rental Co., Ltd. Suzhou eHi Car Rental Co., Ltd. Shijiazhuang eHi Car Rental Co., Ltd. and Jiangyin eHi Car Rental Co., Ltd.

“PRC Entities” means the WFOEs together with the PRC Companies.

“PRC GAAP” means generally accepted accounting principles and practices in effect from time to time in the PRC applied consistently throughout the periods involved.

“Preferred Shares” means collectively, the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares, and each a “Preferred Share”.

“Principal Tribunal” has the meaning set forth in Section 8.5(g)(i).

“Public Official” means any employee of a Governmental Authority, member of a political party, political candidate, officer of a public international organization, or officer or employee of a state-owned enterprise, including a PRC state-owned enterprise.

“Purchase Shares” has the meaning set forth in Section 2.2(a) hereof.

“Purchased Securities” has the meaning set forth in Section 4.3 hereof.

“Qualified IPO” means a fully underwritten public offering by the Company of its Common Shares (or securities representing its Common Shares) or (with the consent of a majority of Investor Directors) by any other member of the Company Group of such member’s shares pursuant to a registration statement that is filed with and declared effective by the Governmental Authority in accordance with relevant securities Laws of any jurisdiction and listed on the main board of the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ, a stock exchange in the PRC or another internationally recognized stock exchange accepted by GS, the Crawford (so long as no Crawford Default (as defined in the Amended IRA) has occurred) and Ctrip, in any case with the gross offering proceeds going to the Company of at least US$60,000,000 and with a market capitalization of the Company no less than US$600,000,000,  which shall be calculated based on the offering price in such public offering and the total number

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of the Company’s shares outstanding immediately after such public offering on a Fully-Diluted Basis, provided that the foregoing thresholds of gross offering proceeds and market capitalization may be adjusted downwards by the Board of Directors (including the affirmative vote of a majority of the Investor Directors).

“Real Property” has the meaning set forth in Section 24(a) of Schedule D hereof.

“Regulation S” has the meaning set forth in Section 30 of Schedule D hereof.

“Related Party” has the meaning set forth in Section 22 of Schedule D hereof.

“Relative” means, in relation to a Person, the spouse, parents, siblings and children of such Person and their respective spouses and children (as appropriate).

“Relevant Diminution” has the meaning set forth in Section 8.3(i) hereof.

“Representative” has the meaning set forth in Section 17(a) of Schedule D hereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” has the meaning set forth in Section 16(d) of Schedule D hereof.

“SAIC” means the State Administration for Industry and Commerce of the PRC and/or its regional and local counterparts.

“SEC” has the meaning set forth in Section 4.8 hereof.

“Second Claim” has the meaning set forth in Section 8.3(h) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Director” has the meaning set forth in the Amended IRA.

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Preferred Shares Purchase Agreement dated as of May 23, 2008 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series B Director” has the meaning set forth in the Amended IRA.

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of July 8, 2009 by and among the Company, the Founder, the PRC Entities and other parties thereto, as amended, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

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“Series C Director” has the meaning set forth in the Amended IRA.

“Series C Preferred Shares” means the Series C redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of August 26, 2010 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series D Director” has the meaning set forth in the Amended IRA.

“Series D Preferred Shares” means the Series D redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of March 26, 2012 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Series E Claim” has the meaning set forth in Section 8.3(g) hereof.

“Series E Claimant” has the meaning set forth in Section 8.3(h) hereof.

“Series E Director” has the meaning set forth in the Amended IRA.

“Series E Preferred Shares” means the Series E redeemable convertible preferred shares, par value of US$0.001 per share, to be issued by the Company pursuant to this Agreement, the rights, privileges and preferences of which are specified in the Amended Articles and the Amended IRA.

“Shanghai eHi” means Shanghai eHi Car Rental Co., Ltd.

“Shareholder” means any holder of a share in the share capital of the Company.

“Social Insurance” has the meaning set forth in Section 26(b) of Schedule D hereof.

“Statement Date” has the meaning set forth in Section 12 of Schedule D hereof.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Tax” or “Taxes” means all applicable forms of taxation, duties, levies imposts and social security charges, whether direct or indirect including without limitation corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, business tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, dividend distribution tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability in any relevant jurisdiction; together with any interest, penalties, surcharges or fines

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relating to them, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction.

“Tax Return” means report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Transaction Documents” means this Agreement, the Amended Articles, the Amended IRA, and each of the other agreements to be entered into pursuant to this Agreement.

“U.S. Economic Sanctions” has the meaning set forth in Section 7.2(b) hereof.

“US GAAP” means generally accepted accounting principles and practices in effect from time to time in the United States of America.

“Warrantors” has the meaning set forth in Section 3.1 hereof.

“WFOEs” means Shuzhi Information Technology (Shanghai) Co., Ltd. and eHi Auto Services (Jiangsu) Co., Ltd.

2.                                      Authorization, Sale and Purchase of Series E Preferred Shares

2.1                               Authorization of Series E Preferred Shares.  As of the Closing, the Company shall have authorized the issuance, pursuant to the terms and subject to the conditions of this Agreement of 4,545,455 Series E Preferred Shares, each having the rights, preferences, privileges and restrictions as set forth in the Amended Articles and the Amended IRA.

2.2                               Agreement to Purchase and Sell

(a)                                 Subject to the terms and conditions hereof, at the Closing, the Company agrees to issue and sell to each Investor, and each Investor hereby, severally and not jointly, agrees to subscribe for and purchase from the Company, that number of Series E Preferred Shares set out opposite such Investor’s name in the third column of Schedule B (the “Purchase Shares”), with each Investor to pay as consideration for such number of Series E Preferred Shares the aggregate purchase price set forth opposite such Investor’s name in the fourth column of Schedule B attached hereto (the “Consideration”).

(b)                                 At the Closing, the Parties will issue a press release in a form mutually agreeable to the Parties.

2.3                               Closing

The consummation of the purchase and sale of the Purchase Shares shall be conducted by remote exchange of signed copies of relevant documents, on a date as soon as possible after the fulfillment or waiver of the conditions to the Closing as set forth in Section 5, but in no event later than April 18, 2014, or at such other place and time as the Company and the

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Investors may mutually agree upon (the “Closing”, and the date of the Closing, the “Closing Date”).

2.4                               Closing Deliverables

(a)                                 At the Closing, the Company shall deliver or cause to be delivered the following items to each Investor, against payment by such Investor of its Consideration as set forth in Schedule B:

(i)                             a duly issued share certificate representing the Purchase Shares purchased by such Investor pursuant to Section 2.2(a);

(ii)                          a compliance certificate dated as of the Closing Date signed by a duly authorized representative of each member of the Company Group and by the Founder certifying that all the conditions specified in Section 5 have been fulfilled and stating that there shall have been no Material Adverse Effect since the Statement Date;

(iii)                       counterparts of this Agreement to which any Warrantor is a party, duly executed by such Warrantor;

(iv)                      copies of the directors’ resolutions and/or shareholders’ resolutions of the Company and other members of the Company Group, where appropriate, approving, among other things, (A) the issuance and sale of the Purchase Shares to such Investor, (B) the issue of new share certificates in respect of the Purchase Shares to such Investor, and (C) the execution of this Agreement to which such member of the Company Group is a party;

(v)                         the Amended Articles in the form attached hereto as Exhibit 1 which shall have been duly adopted by all necessary actions of the Board of Directors and/or the Shareholders of the Company and shall have become and remain effective under the Laws of the Cayman Islands;

(vi)                      copies of the register of members of the Company as of the Closing Date certified by a director of the Company as true copies updated to show such Investor as the holder of the number of Purchase Shares to be purchased at Closing ; and

(viii)                a copy of the Warrantors’ Disclosure Schedule (the “Disclosure Schedule”).

(b)                                 At the Closing, each Investor shall:

(i)                             pay to an account, specified by the Company to such Investor at least five (5) Business Days prior to the Closing Date, by wire transfer in immediately available US$ funds the Consideration set forth opposite its name in the third column of Schedule B hereto; and

(ii)                                  deliver or cause to be delivered executed counterparts of this Agreement to which such Investor is a party.

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3.                                      Representations and Warranties of the Warrantors.

3.1                               Subject to such exceptions as may be specifically set forth in the Disclosure Schedule, each member of the Company Group and the Founder (together, the “Warrantors” and each a “Warrantor”), jointly and severally, represents and warrants to the Investors that each of the Company warranties (the “Company Warranties”) as set out in Schedule D is true, accurate, complete, and not misleading as of the date of this Agreement, and each of the Company Warranties will continue to be true, accurate, complete and not misleading as of the Closing Date as if repeated on the Closing Date by reference to the facts and circumstances subsisting at that date and on the basis that any reference in the Company Warranties, whether express or implied, to the date of this Agreement is substituted by a reference to the Closing Date.

3.2                               Each of the Company Warranties shall be construed as a separate and independent Company Warranty and, except where expressly provided to the contrary, shall not be limited or restricted by reference to or inference from the terms of any other Company Warranty or any other terms of this Agreement.

3.3                               The Warrantors shall procure that no act shall be performed or omission allowed, either by themselves or by any member of the Company Group in such interval which would result in any of the Company Warranties being breached or misleading at any time up to and including the Closing Date.

3.4                               The Warrantors accept that the Investors are entering into this Agreement in reliance upon representations in the terms of the Company Warranties made by the Warrantors with the intention of inducing the Investors to enter into this Agreement and that accordingly the Investors have been induced to enter into this Agreement.

3.5                               The Warrantors undertake to disclose in writing to each Investor anything which is or may constitute a breach of or be inconsistent with any of the Company Warranties immediately after it comes to the notice of any of them both before and at the time of Closing.

4.                                      Representations and Warranties of the Investors.

4.1                               Each Investor hereby, severally and not jointly,  represents and warrants to the Company that:

(i)                                     Status.  Such Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation.

(ii)                                  Authorization.  Such Investor has full power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, and when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the

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indemnification provisions contained in the Amended IRA may be limited by applicable securities Laws.

(iii)                               Purchase for Own Account.  The Purchase Shares purchased hereunder and the Conversion Shares (collectively, the “Purchased Securities”) to be received by such Investor, if any, will be acquired for investment purposes for such Investor’s own account or the account of one or more of such Investor’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Investor further represents that it does not have any Contract with any Person to, directly or indirectly, sell, transfer or grant participations, with respect to any of the Purchased Securities, and has not solicited any Person for such purpose.

(iv)                              Restricted Securities.  Such Investor understands that the Purchased Securities are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Such Investor understands that the Purchased Securities have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.

(v)                                 Legends.  Such Investor understands that the certificates evidencing the Purchased Securities issued pursuant to this Agreement may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.”

(vi)                              Such Investor accepts that the other Parties hereto are entering into this Agreement in reliance upon representations made by such Investor with the intention of inducing the other Parties to enter into this Agreement and that accordingly the other Parties have been induced to enter into this Agreement.

Such Investor undertakes to disclose to the Company anything which is or is reasonably likely to constitute a breach of or be inconsistent with any of the representations and warranties made by such Investor as soon as practicable after it comes to the notice of such Investor both before and at the time of Closing.

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4.2                               Representations and Warranties of Ignition Entities. Each of Ignition Entities hereby, jointly and not severally, represents and warrants to the Company that:

(i)                                     Disclosure of Information.  Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Securities. Such Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company regarding the terms and conditions of the offering of the Purchased Securities and relating to the business, finances and operations of the members of the Company Group.  Notwithstanding the foregoing, each Party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Warrantors in this Agreement or the right of such Investor to rely thereon.

(ii)                                  Investment Experience.  Such Investor acknowledges that it is investing in securities of companies in the development stage and that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Securities.

(iii)                               Status.

(1) (Such Investor is (i) purchasing the Purchase Shares outside the United States in compliance with Regulation S under the Securities Act, or (ii) is an “accredited investor” within the meaning of the Securities and Exchange Commission (the “SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act.

(2) Neither such Investor nor any of its officers, directors, employees, agents, stockholders, partners or Affiliates has been directly or indirectly solicited through any general solicitation (including any registration statement or the prospectus contained therein) and did not become interested in the transaction contemplated in this Agreement by means of a registration statement or the prospectus contained therein.

(3) Such Investor had a pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transaction contemplated in this Agreement.

4.3                               Representations and Warranties of Ctrip. Ctrip hereby represents and warrants to the Company that Ctrip is purchasing the Purchase Shares outside of the United States in Compliance with Regulation S under the Securities Act.  Ctrip is a wholly owned subsidiary of Ctrip.com International, Ltd.

5.                                      Conditions of the Investors’ Obligations at the Closing.

The obligation of each of the Investors to purchase the Purchase Shares at the Closing is subject to the fulfillment of each of the following conditions (any or all of which may be waived by such Investor) at or prior to the Closing:

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(a)                                 Representations and Warranties.  The representations and warranties made by each Warrantor in Section 3 and Schedule D shall be true, correct, accurate, complete and not misleading when made, and shall be true, correct, accurate, complete and not misleading as of the Closing Date with the same force and effect as if they had been made on and as of such date, or as of another date if any representations and warranties are made with respect to such other date.

(b)                                 Performance.  Each Warrantor shall have performed and complied with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing and shall have obtained and delivered to the Investors all applicable government, regulatory or other approvals, consents, waivers and qualifications necessary to complete the transactions contemplated hereby.

(c)                                  Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby on the Closing and all documents and instruments incidental to such transactions shall be reasonably satisfactory in substance and form to the Investors, and the Investors shall have received all copies of such documents as it may reasonably request.

(d)                                 Authorization.  Each member of the Company Group shall have obtained any and all Approvals necessary for consummation of the transactions contemplated by this Agreement on or prior to the Closing that are required to be obtained on or prior to the Closing, including, but not limited to, the waiver by the existing Shareholders of the Company of any anti-dilution rights, rights of first refusal, pre-emptive rights, put or call rights and all similar rights triggered, if any, in connection with the issuance and sale of the Purchase Shares, if required.

(e)                                  Compliance Certificate  At the Closing, each Warrantor shall have delivered to the Investors a certificate, dated the Closing Date, certifying that the conditions specified in this Section 5 have been fulfilled and stating that there shall have been no Material Adverse Effect since the Statement Date.

(f)                                   Constitutional Documents.  The Amended Articles shall have been duly adopted by the Company by all necessary corporate actions of its Board and its Shareholders and shall have become and remain effective under the Laws of the Cayman Islands.

(i)                                     Register of Members.  The Investors shall have received a copy of the Company’s register of members, certified by a director of the Company as true and complete as of the Closing Date, updated to show the Investors as the holder of the number of the Purchase Shares to be purchased at the Closing.

(j)                                    No Material Adverse Change.  There shall not, since the Statement Date, have been any material adverse change to the condition (financial or otherwise) results of operations, assets, regulatory status, business and prospects of the Company Group or the financial markets or economic conditions in general that has had a Material Adverse Effect on the Company Group, taken as a whole.

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6.                                      Conditions of the Company’s Obligations at the Closing.

The obligations of the Company to consummate the sale of the Purchase Shares to each of the Investors at the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the conditions that (a) the representations and warranties of such Investor contained in Section 4 shall be true and complete and not misleading when made, and shall be true and complete and not misleading on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, (b) such Investor shall have paid the purchase price for its applicable Purchase Shares in accordance with Section 2.2 hereof, (c) such Investor shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing, and (d) with respect to any Transaction Document any Investor is a party, such Investor shall have delivered to each of the other parties to such Transaction Document an original copy thereof duly executed by such Investor.

7.                                      Covenants; Other Agreements.

7.1                               Confidentiality.

(a)                                 Disclosure of Terms.  Each Party acknowledges that the terms and conditions (collectively, the “Financing Terms”) of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, and all exhibits, schedules and amendments hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(b)                                 Press Releases.  Each member of the Company Group shall not make any announcement disclosing the Investors’ investment in the Company hereunder, any of the Financing Terms or the name of the Investors (or any part or any derivations thereof) in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of such Investor. Each Investor may request to review and edit such portion of any announcements in the foregoing sentence as discusses or otherwise refers to such Investor, such as the name and description of such Investor. Each Investor shall not make any announcement disclosing its investment in the Company hereunder, any of the Financing Terms or the name of any member of the Company Group or the Founder (or any part or any derivations thereof) in a press release, public announcement, conference, professional or trade publication, mass marketing materials or other public disclosure without obtaining in each instance the prior written consent of the Company, whose consent shall not be unreasonably withheld. The Company may request to review and edit such portion of any announcements in the foregoing sentence as discusses or otherwise refers to the Company, such as the name and description of any member of the Company Group or the Founder.

(c)                                  Permitted Disclosures.  Notwithstanding anything in the foregoing to the contrary, and subject to applicable Laws:

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(i)                                     the Company may disclose (1) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.1, (2) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate the Company’s operations, in each case as the Company deems appropriate in good faith after consultation with the Investors, (3) the Confidential Information in its filings with the SEC or the prospectuses to the public in connection with the public offering of any shares of the Company or any other member of the Company Group, provided that each Investor shall have the right to review and comment on such information for a reasonable period of time (but in any event no more than three (3) business days) prior to its inclusion in such filings, and (4) the Confidential Information to any Person to which disclosure is approved in writing by the Company and the Investors.  Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.1(d) below.

(ii)                                  the Investors shall have the right to disclose:

(1)                                 any Confidential Information to any of such Investors’ Affiliates or Representatives; provided, however, that any such Person shall be advised of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.1;

(2)                                 any information as required by Law, Government Authorities, legal process and/or exchanges, subject to the provision in Section 7.1(d) below; and/or

(3)                                 any information contained in press releases or public announcements of the Company pursuant to Section 7.1(b) above.

(d)                                 Legally Compelled Disclosure.  Except as set forth in Section 7.1(c) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction) to disclose any Confidential Information, such Party (the “Disclosing Party”) shall to the extent permitted by law provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure.  At the request of the other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

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(e)                                  Tax Reasons.  Notwithstanding anything herein to the contrary, if and to the extent required by any relevant Governmental Authority, each Investor may disclose to such Governmental Authority the Tax treatment and Tax structure of the transactions described herein and all materials of any kind (including Tax opinions or other Tax analyses) that are provided to such Investor relating to such Tax treatment or Tax structure.  For purposes of this paragraph, “Tax structure” is limited to any facts relevant to the U.S. federal or state income tax treatment of the transactions described herein.

(f)                                   Other Exceptions.  Notwithstanding any other provision of this Section 7.1, the confidentiality obligations of the Parties under this Section 7.1 shall not apply to:  (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; (iii) information which was in the public domain or otherwise known to the restricted party before it is furnished to it by another party hereto or, after it is furnished to that restricted party, enters the public domain without breach by that restricted party of this Section 7.1; (iv) information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 7.1 or (v) information which a restricted party develops independently without reference to the Confidential Information.

(g)                                  Other Information.  The provisions of this Section 7.1 shall terminate and supersede the provisions of any separate nondisclosure agreement previously executed by the parties hereto with respect to the transactions contemplated hereby.

(h)                                 Notices.  All notices required under this Section 7.1 shall be made pursuant to Section 8.6 of this Agreement.

7.2                               Use of Proceeds.

(a)                                 Affirmative Covenant.  The Company shall use the proceeds of the sale of the Purchase Shares pursuant to this Agreement for market expansion, working capital or other general corporate purposes, subject to any required approval by the Board and Shareholders in accordance with the Amended Articles and the Amended IRA.

(b)                                 Negative Covenant. The Company will not take any action with respect to the use of the proceeds of the issue of the Purchase Shares that would result in a violation by any person investing or participating in the issue of the Purchase Shares of any regulation or statute administered by the Office of Foreign Assets Control of the United States Treasury Department (“U.S. Economic Sanctions”), including, without limitation, using the proceeds of the issue of the Purchase Shares to fund, directly or indirectly, any business activities with, or for the benefit of, a government, national, resident or legal entity of Cuba, Sudan, Iran, or any other country with respect to which U.S. persons, as defined in U.S. Economic Sanctions, are prohibited from doing business.

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7.3                               Compliance with Laws.  Each member of the Company Group shall use their respective commercially reasonable efforts to comply in all material respects with all applicable Laws, including but not limited to applicable PRC rules and regulations relating to the Business, Intellectual Property, taxation, employment and social welfare and benefits.

Without prejudicing the generality of the foregoing paragraph, after the Closing and upon the written request of any Investor, the relevant member of the Company Group shall use commercially reasonable efforts to rectify any non-compliance with applicable Laws.

7.4                               Compliance with Laws Regarding Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions.

(a)                                 Each member of the Company Group shall comply with all anti-bribery, anti-corruption and anti-money laundering Laws as referred to in Section 17 of Schedule D.

(b)                                 Each member of the Company Group and its Representatives shall:

(i)                           remain in compliance with all applicable anti-bribery or anti-corruption Laws, including those prohibiting the bribery of Public Officials;

(ii)                        shall not unlawfully authorize, offer, be a party to, make any payments or provide anything of value directly or indirectly to any Public Officials; and

(iii)                     shall not use, commit to have the intention of using the payments received, or to be received, by them from the Investors for any purpose that could constitute a violation of any applicable Laws.

(c)                                  Each member of the Company Group and its Representatives shall comply with all applicable anti-money-laundering Laws and each member of the Company Group has or shall establish and maintain an anti-money-laundering program in accordance with all applicable Laws.

(d)                                 Each member of the Company Group shall promptly notify the Investors if any Representatives are Public Officials.

(e)                                  Each member of the Company Group shall promptly notify the Investors if any member of the Company Group conducts or agrees to or intends to conduct any business, or enter into or agree to enter into any transaction with a Person, in Iran, Myanmar, Sudan or Cuba.

7.5                               Covenants on Validity of Approvals.  Each member of the Company Group shall use their respective commercially reasonable efforts to maintain at all times the validity of, and comply with all legal and regulatory requirements with respect to, the material Approvals that it has obtained and shall be obtained after the Closing for the conduct of its Business.

7.6                               Compliance with SAFE Rules and Regulations.  As soon as practicable after the Closing Date, each Company Security Holder who is a Domestic Resident or has Domestic Resident(s) as its beneficial owner shall register, or shall successfully cause such beneficial owner to register, if such Company Security Holder or beneficial owner has not already registered, with

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the relevant local SAFE in connection with such Company Security Holder’s participation in the investment and operations of the Company Group and the consummation of the transactions as contemplated by this Agreement, where applicable, in compliance with the registration and any other requirements of the SAFE Rules and Regulations, and shall thereafter apply for and complete all necessary filings or registrations (including filing the amendments to the previous registrations) as required by the SAFE Rules and Regulations, including the filing with respect to the consummation of the transactions as contemplated by this Agreement.  Each member of the Company Group shall take all requisite action to urge and cause each Company Security Holder to comply with the foregoing provision.  None of the members of the Company Group shall conduct any foreign exchange activity if such activity violates any SAFE Rules and Regulations.

7.7                               Standstill.  Without limiting the applicability of any other provisions of the Transaction Documents, each Investor undertakes that it shall not transfer, sell, assign, pledge, hypothecate, or otherwise encumber or dispose of more than 50% of the Purchase Shares purchased by it at the Closing, together with any Common Shares issued upon conversion hereof, As Adjusted and on a Fully diluted Basis within one year after the Closing Date except for the sale of any such shares to the Company or any holder of Preferred Shares that complies with all applicable provisions in the Amended IRA and Amended Articles.

7.8                               Closing.  Each Party shall work expeditiously with each other in good faith towards the Closing and will not, directly or indirectly, do any act or thing which is intended or might reasonably be expected to prevent or delay Closing.

7.9                               Covenants Prior to a Qualified IPO. Before the proposed date of a Qualified IPO, the Company shall, or shall procure a member of the Company Group to, do any act which is reasonable and necessary to satisfy the requirements of any stock exchange or regulatory body for the purpose of achieving a Qualified IPO.

7.10                        Licensing.  The Company shall, and shall procure the relevant PRC Entity and third party service providers which the Company Group has engaged to provide car rental services to customers in a city where the Company has not obtained a valid operational permit, to, obtain, within four (4) months after the Closing Date, all of the applicable licenses, authorizations, approvals, permits, registrations, and certificates for each member of the Company Group, their respective drivers, vehicles and staff (including but not limited to car licenses, ICP licenses for the Company’s website and call center) necessary for conducting their respective business and operations but not previously obtained; provided, however, that with respect to cities as listed in Schedule F in which such licenses, authorizations, approvals, permits, registrations and certificates have not been obtained, the Company shall, and shall procure the relevant PRC Entity to, obtain such licenses, authorizations, approvals, permits, registrations and certificates as soon as reasonably practicable following the Closing Date.  Where the Company Group appoints a third party to provide car rental services and/or driving services to the Company Group’s customers in a city where there is no PRC Entity or operational branch of any of the PRC Entities, the Company shall procure that the relevant member of the Company Group shall ensure that (a) the relevant member of the Company Group is permitted to sub-contract the services under the contract with its customers; (b) the Company shall use its best efforts to require that such third party, the drivers assigned by such third party and the vehicles used by the third party for such services shall comply with the requisite licenses and permits under Laws of the PRC to the same extent as the Company,

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except where the failure to possess such license or permit will not have a Material Adverse Effect on the Company and the Company will report on a regular basis as instructed by any Investor to such Investor the status of any non-compliance with such requirements and the efforts being undertaken to achieve compliance until full compliance is achieved; (c) such third party has provided satisfactory covenants to the relevant member of the Company Group to be in compliance with all Laws of the PRC; and (d) any and all invoices issued by the relevant member of the Company Group shall be supported by valid legal contracts and in compliance with all applicable Laws of the PRC and generally accepted accounting principles.

7.11                        Social Security.  The Company shall, and shall procure each member of the Company Group to, comply with all of the applicable laws and regulations relating to the social security fund and the housing provident fund.

7.12                        Conduct of Business before Closing.  Between the date of this Agreement and Closing, each member of the Company Group shall carry on its business, as carried on as at the date of this Agreement, in the normal course and shall not do anything which would require the consent or approval of the Investors or a Series E Director under the Amended IRA.

7.13                        Trademark Registrations.  As promptly as practicable following the Closing, the Company shall, and shall cause members of the Company Group, to perfect and cure any procedural defects of its trademark registrations.

7.14                        Shanghai eHi Business Co. Ltd. (上海一嗨商务有限公司).  As promptly as practicable following the Closing, the Company shall dissolve and deregister Shanghai eHi Business Co. Ltd. (上海一嗨商务有限公司) with the applicable Governmental Authorities.

7.15                        Transfer of Certain Intellectual Property to the Company.  As promptly as practicable following the Closing, the Company shall, and shall procure the necessary parties to, effect the transfer of the following domain names to the Company : hai.cc, ehai.hk, ehai.info, ehai.mobi, ehai.name, ehai.tv and一嗨。

7.16                        Completion of Shuzhi WFOE Registered Capital Payment.  As promptly as practicable following the Closing, the Company shall, and shall procure the necessary parties to, effect the payment of the outstanding amount of US$4,900,028 for the registered capital of Shuzhi Information Technology (Shanghai) Co., Ltd. (树知信息技术（上海）有限公司).

8.                                      Miscellaneous.

8.1                               Termination; Survival.

(a)                                 This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing: (i) by mutual written agreement of the Company and the Investors; (ii) by any of the Investors in the event any of the closing conditions as set forth in Section 5 herein shall have not been satisfied or waived by the Investors on or before April 18, 2014; or (iii) by the Company if the Investors do not proceed with Closing by April 18, 2014.

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(b)                                 The representations and warranties set forth under Schedule D and any covenants and agreements of the Founder and the Company Group members contained in or made pursuant to this Agreement shall survive after the Closing until the earlier of the occurrence of Qualified IPO or a Liquidation Event (as defined in the Amended Articles) and such representations, warranties, covenants and agreements shall in no way be affected by any due diligence or investigation of the subject matter thereof made by or on behalf of the Investors or any other Party hereto and any facts which are known to the Investors at the time of this Agreement.

(c)                                  Subject to Section 8.1(b) above, if this Agreement is terminated pursuant to Section 8.1(a) above, this Agreement shall forthwith become null and void, and there shall be no liability or obligation on the part of the Company or the Investors (or any of their respective officers, directors, employees, agents or other Representatives or Affiliates) under this Agreement or in connection with the transactions contemplated hereby, except that such termination shall not relieve any breaching party from liability hereunder from breach of any representation or warranty contained herein or any breach of any covenant or agreement contained herein.

8.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions.  This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties hereto, provided that each Investor may assign its rights and obligations to an Affiliate of such Investors without consent of the other Parties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3                               Indemnity.

(a)                                 Each of the Warrantors hereby agrees to jointly and severally indemnify and hold harmless the Investors, and the Investors’ employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Investors, or the Investors’ employees, Affiliates, agents and assigns, as a result of, or based upon or arising from any breach or nonperformance of any of the certificates, representations, warranties, covenants or agreements made or given by the Warrantors in or pursuant to this Agreement or any of the other Transaction Documents.

(b)                                 The Company hereby agrees to indemnify and hold harmless the Investors and the Investors’ employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Investors or the Investors’ employees, Affiliates, agents and assigns, arising from any claims by any third party (including but not limited to any other shareholder of the Company Group or any other potential investor) as a result of any of the transactions or acts contemplated under any of the Transaction Documents to the broadest extent permitted by applicable law.

(c)                                  Except in cases involving fraud or intentional misconduct of any Warrantor, (i) the Warrantor shall not be liable in respect of any Indemnifiable Loss unless the

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amount, when aggregated with any other amount or amounts recoverable in respect of other Indemnifiable Loss, exceeds US$300,000, and in the event that the aggregate amount exceeds US$300,000, the Warrantor shall be liable for the full amount of all Indemnifiable Loss, (ii) the aggregate amount of Indemnifiable Loss the Warrantors (other than the Founder) shall be liable for under this Agreement shall in no event be greater than the amount of investment made by the Indemnified Party in the Company plus a compound annual interest of 6%, (iii) the aggregate amount of Indemnifiable Loss the Founder shall be liable for under this Agreement shall in no event exceed the value of the Common Shares held or acquired after the date hereof by the Founder where the value of each Common Share (the “Indemnity Value”) is deemed to be the lesser of (x) the price paid by the Investor for each Purchase Share hereunder (as adjusted for share splits, combinations, recapitalizations, reclassifications and other similar transactions); and (y) the fair market value of a Common Share as of the date of the Initial Claim or First Claim, and (iv) to the extent the Founder is liable for any Indemnifiable Loss hereunder, the Founder may, in his sole discretion, satisfy such liability by either paying the applicable amount in cash to the Indemnified Party (as defined below) or surrendering to the Indemnified Party such number of Common Shares as have an aggregate Indemnity Value equal to the applicable amount.  By way of clarification but not limitation, except in case involving fraud or intentional misconduct of the Founder, no other of any Founder’ assets shall in any respect be used to satisfy any of such Founder’s indemnity obligation contemplated hereunder.

(d)                                 Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party or parties required to provide indemnity hereunder (the “Indemnifying Party”).

(e)                                  If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 8.3.  If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(f)                                   This Section 8.3 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

(g)                                  If a claim for indemnification (an “Initial Claim”) is made in writing against any Warrantor (whether under this Section 8.3 or otherwise) by any person that is a Series A Investor, a Series B Investor, a Series C Investor, Series D Investor or any other existing Shareholder (any such person a “Claimant”), that person (and the Company) shall promptly give notice of the Initial Claim to the Investor (and no Initial Claim may be pursued against any Warrantor unless and until such notice has been properly given by the Claimant).  If, following receipt of such notice, a claim for indemnification is made in writing by the Investors against any Warrantor on the basis of underlying acts or omissions that are substantially the same as those of

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the Initial Claim (any such claim by the Investors being a “Series E Claim”), then the Series E Claim and the Initial Claim shall rank on a pari passu basis.

(h)                                 Without limiting Section 8.3(f) above, if a claim for indemnification (a “First Claim”) is made against any Warrantor (whether under this Section 8.3 or otherwise) by the Investors (the “Series E Claimant”) and, separately, by any other existing Shareholder (the “Second Claim”) in circumstances where the underlying acts or omissions that are relevant in the First Claim are substantially the same as those of the Second Claim, then the First Claim and the Second Claim shall rank on a pari passu basis.

(i)                                     For the purposes of this Section 8.3, the Indemnifiable Losses of an Indemnified Party shall include a quantifiable diminution in the value of any member of the Company Group (to the extent only that such diminution in value has not been made good by recovery under any claim against a third party) arising out of a matter the subject of the indemnities in Sections 8.3(a) and/or (b) (the “Relevant Diminution”), which diminution shall be deemed to be an Indemnifiable Loss of the relevant Indemnified Party of an amount equal to a percentage of the amount of the Relevant Diminution that is equal to the percentage interest of that Indemnified Party in the share capital of the Company (on an as-converted basis).

8.4                               Governing Law.  This Agreement shall be governed by and construed under the Laws of Hong Kong.

8.5                               Dispute Resolution.

(a)                                 Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute.  Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)                                 If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)                                  The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Dispute is submitted in accordance with the HKIAC Rules.  There shall be one (1) arbitrator.  The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(d)                                 The arbitration proceedings shall be conducted in English.  If the HKIAC Rules are in conflict with the provisions of this Section 8.6, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.6 shall prevail.

(e)                                  The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive Law.

25

(f)                                   Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(g)                                  The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 8.5.

(i)                             In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise.  Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(ii)                          The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly.  All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)                       If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 8.6); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(iv)                      Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order.  Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(v)                         The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 8.6 where such objections are based solely on the fact that consolidation of the same has occurred.

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(h)                                 During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)                                     The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

8.6                               Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 8.6).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

8.7                               Fees and Expenses.  The Company shall pay or reimburse all reasonable costs and expense incurred to be incurred by the Investors, up to maximum of US$60,000 for Investors, which shall include all expenses and costs, including out-of-pocket expenses and third party consulting or advisory expenses incurred in connection with the transactions contemplated by the Transaction Documents and the prior discussion and negotiation with respect to the exchangeable loan financing.  Except as provided in the preceding sentence, each Party hereto shall pay all of its own Taxes, costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

8.8                               Finder’s Fee.

(a)                                 Each of the Warrantors and the Investors represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction, except as disclosed in the Disclosure Schedule.

(b)                                 The Investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or any of their officers, partners, employees or representatives is responsible.  Each Warrantor agrees, jointly and severally, to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Warrantor or any of its officers, employees or representatives is responsible and is not disclosed in the Disclosure Schedule.

27

8.9                               Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

8.11                        No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.12                        Rights Cumulative.  Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

8.13                        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.14                        No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

8.15                        Headings and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless a provision hereof expressly provides otherwise:  (a) the term “or” is not

28

exclusive; (b) words in the singular include the plural, and words in the plural include the singular; (c) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (d) the term “including” will be deemed to be followed by, “but not limited to”, (e) the masculine, feminine, and neuter genders will each be deemed to include the others; (f) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (g) the term “day” means “calendar day”, and (h) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

8.16                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

8.17                        No Commitment for Additional Financing.  The Company acknowledges and agrees that the Investors have not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other financial assistance, other than the purchase of the Purchased Securities as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by the Investors or their representatives prior to, on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by the Investors or their representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any other financing or investment may only be created by a written agreement, signed by the Investors and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  The Investors shall have the right, in their sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other financial assistance.

8.18                        Entire Agreement.  This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.  For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede any letter of intent, memorandum of understanding, confidentiality and nondisclosure agreement, or any other agreement executed between the Investors and the Company prior to the date of this Agreement, none of which agreements shall continue.

8.19                        Conflict with Articles.  In the event of any conflict between the provisions of this Agreement and the provisions of the Amended Articles, as between the parties to this Agreement the provisions of this Agreement shall prevail. The parties agree to use their best endeavors to take such steps and, without limitation to the generality of the foregoing, to exercise the voting rights in respect of all shares of the Company held by them and to amend the Amended Articles in such

29

manner as the Company is advised by its Cayman Islands counsel will remove any such conflict and give effect to the provisions of this Agreement.

8.20                        Ctrip Cornerstone Investment.  Upon Company’s written request in connection with a proposed initial public offering of the Company, Ctrip shall be obligated to subscribe for Common Shares of the Company (i) in an exempt private placement or (ii) in an exempt Regulations S offering.  Each of Ctrip and the Company agrees that the purchase price of the Common Shares in connection with such investment shall be the IPO price.  Such subscription shall be consummated concurrently with the closing of IPO.

[The remainder of this page has been left intentionally blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:	eHi Auto Services Limited

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	EHI AUTO SERVICES (HONG KONG) HOLDING LIMITED
(一嗨汽车服务（香港）控股有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHUZHI INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.
(树知信息技术（上海）有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

EHI AUTO SERVICES (JIANGSU) CO., LTD.
(一嗨汽车服务（江苏）有限公司)

	By:	/s/ Ruiping Zhang

Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHANGHAI EHI CAR RENTAL CO., LTD
(上海一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

BEIJING EHI CAR RENTAL CO., LTD.
(北京一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang

Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	JINAN EHI CAR RENTAL CO., LTD.
(济南一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

CHONGQING EHI CAR RENTAL CO., LTD.
(重庆一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang

Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	HAINAN EHI SELF DRIVE CAR SERVICES CO., LTD.
(海南一嗨自驾车服务有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC
Fax: +86 21 5489 1121
	Attn:	Ruiping Zhang

WUXI EHI CAR RENTAL CO., LTD.
(无锡一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang
	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHENYANG SHENHAI CAR RENTAL CO., LTD.
(沈阳沈嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

SHENZHEN EHI CAR REPAIR SERVICES CO., LTD.
(深圳一嗨汽车维修服务有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	BEIJING SMART BRAND SUNSHINE LABOUR SERVICES CO., LTD.
(北京智明阳光劳务服务有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

CHONGQING SMART BRAND AUTO DRIVING TECHNIQUE SERVICES CO., LTD.
(重庆智明汽车驾驶技术服务有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHANGHAI EHI CHENGSHAN CAR RENTAL CO., LTD
(上海一嗨成山汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

SHANGHAI EHAI SIPING CAR RENTAL CO., LTD.
(上海一嗨四平汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SUZHOU EHI CAR RENTAL CO., TLD.
(苏州一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

SHIJIAZHUANG EHAI CAR RENTAL CO., LTD.
(石家庄一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	JIANGYIN EHAI CAR RENTAL CO., LTD.
(江阴一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:	SHENZHEN EHI CAR RENTAL CO., LTD
(深圳一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

HANGZHOU EHAI CAR RENTAL CO., LTD.
(杭州一嗨汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:

GUANGZHOU HAIDA CAR RENTAL CO. LTD.
(广州嗨达汽车租赁有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
	Address:	1005, First Floor,
436 Yanlin Road,
Tianhe District, Guangzhou
	Fax:	+86 20 8770 5193
	Attn:	Ruiping Zhang

SHANGHAI SMART BRAND AUTO DRIVING SERVICES CO., LTD.
(上海智明汽车驾驶服务有限公司)

	By:	/s/ Ruiping Zhang
Name:
Capacity:
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121
	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:

L&L Financial Leasing Holding Limited

	By:	/s/ Sung, Chit Nim
Name: SUNG, Chit Nim
Capacity: Director
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121

	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

MEMBERS OF THE COMPANY GROUP:

Elite Plus Developments Limited
添傑發展有限公司

	By:	/s/ Ruiping Zhang
Name: Ruiping Zhang
Capacity: Director
Address: GUO SHEN CENTER, 12F, NO. 5, LANE 388, DA DU HE ROAD, PUTUO DISTRICT, SHANGHAI, PRC

	Fax:	+86 21 5489 1121

	Attn:	Ruiping Zhang

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Founder:	ZHANG RUIPING

	By:	/s/ Ruiping Zhang

Fax:

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CTRIP INVESTMENT HOLDING LTD.

	By:	/s/ James Liang
Name:
Capacity:
Address:

Fax:

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	IGNITION GROWTH CAPITAL I, L.P., a Delaware limited partnership

IGNITION GROWTH GP, LLC, a Delaware limited liability company, General Partner

	By:	/s/ John T. Zagula
Name:
Title:
	Address:	11400 SE 6th Street Suite 100
Bellevue, WA98004
	Fax:	425.709.0798

IGNITION GROWTH CAPITAL MANAGING DIRECTORS FUND I, LLC, a Delaware limited liability company

	By:	/s/ John T. Zagula
Name:
Title:
	Address:	11400 SE 6th Street Suite 100
Bellevue, WA98004
	Fax:	425.709.0798

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	THE CRAWFORD GROUP, INC

	By:	/s/ William W. Snyder
Name:
Title:
Address:
Fax:

	By:	/s/ Gregory Robert Stubblefield
Name:
Title:
Address:
Fax:

[Signature Page to Share Purchase Agreement

for the Issuance of Additional Series E Preferred Shares in eHi Auto Services Limited]

SCHEDULE A

MEMBERS OF THE COMPANY GROUP

Type &
Name	Jurisdiction	Address
eHi Auto Services Limited	Limited Liability Company Cayman Islands	the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands

eHi Auto Services (Hong Kong) Holding Limited	Company Limited by Shares Hong Kong	12th Floor Ruttonjee House, 11 Duddell Street, Central, Hong Kong

L&L Financial Leasing Holding Limited	Company Limited by Shares Hong Kong	Suite 1203, 12th Floor, Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Elite Plus Developments Limited	Limited Liability Company British Virgin Islands	The office of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Twon, Tortola, British Virgin islands,

Shuzhi Information Technology (Shanghai) Co., Ltd.	Wholly Foreign — owned Enterprise PRC	Unit 406, Block 49, 555 Wenxi Road, Shanghai

eHi Auto Services (Jiangsu) Co., Ltd.	Wholly Foreign — owned Enterprise PRC	No. 668, Shi Er Road, Dingmao Jing, New District, Zhenjiang, Jiangsu Province

Shanghai eHi Car Rental Co., Ltd.	Sino-foreign Equity Joint Venture PRC	Unit 409, Block 49, 555 Wenxi Road, Shanghai

Beijing eHi Car Rental Co., Ltd.	Limited Liability Company PRC	Unit 1, 11/F, Block 5, 38 Garden Road North, Haidian District, Beijing

Jinan eHi Car Rental Co., Ltd.	Limited Liability Company PRC	Suite 111, Block No.2, Building No.6, Qun Sheng Hua Cheng, Jing Yi Wei Liu Road, Huaiyin District, Jinan, Shandong Province

Chongqing eHi Car Rental Co., Ltd.	Limited Liability Company PRC	Sub No. 49, 56 Taishan Avenue East Section, Northern New District, Chongqing

Hainan eHi Self Drive Car Services Co., Ltd.	Limited Liability Company PRC	Shop B12, 1/F, Hui Jin Ming Cheng, No. 27 Da Tong Road, Haikou, Hainan Province

Wuxi eHi Car Rental Co., Ltd.	Limited Liability Company PRC	37 Beida Street, Beitang District, Wuxi, Jiangsu Province

Guangzhou Haida Car Rental Co. Ltd.	Limited Liability Company PRC	Shop 1005, First Floor, 436 Yanling Road, Tianhe District, Guangzhou, Guangdong Province

Shenyang Shenhai Car Rental Co., Ltd.	Limited Liability Company PRC	No.176 Xiao Shen Zi Street, Dadong District, Shenyang, Liaoning Province

Shenzhen eHi Car Repair Services Co., Ltd.	Limited Liability Company PRC	Suite 101, Block 3, Zhuguang Second Industrial Zone, Taoyuan Jie Dao, Nanshan District, Shenzhen, Guangdong Province

Shanghai Smart Brand Auto Driving Services Co., Ltd.	Limited Liability Company PRC	Suite 3226, 3/F, No.471 Fen Xi Road, Shanghai

Beijing Smart Brand Sunshine Labour Services Co., Ltd.	Limited Liability Company PRC	2-0721, 7/F, Block 16, Yi Cheng Yuan, Cheng Nan Jia Yuan, Fengtai District, Beijing

Chongqing Smart Brand Auto Driving Technique Services Co.,	Limited Liability Company	Sub No.49, No.56 Taishan Avenue East Section, Yubei District,

Ltd.	PRC	Chongqing

Shanghai eHi Chengshan Car Rental Co., Ltd.	Limited Liability Company PRC	No. 208 Chenshan Road, Pudong District, Shanghai

Shanghai eHi Siping Car Rental Co., Ltd.	Limited Liability Company PRC	Suite 102, Building 4, No. 781 Sipin Road, Hongkong District, Shanghai 781

Suzhou eHi Car Rental Co., Ltd.	Limited Liability Company PRC	No. 343 Beihuan East Road, Suzhou

Shijiazhuang eHi Car Rental Co., Ltd.	Limited Liability Company PRC	1st Floor South Yutong International Sports Center, Changan District, Shijiazhuang

Jiangyin eHi Car Rental Co., Ltd.	Limited Liability Company PRC	No. 232 Hongqiao South Road, Jiangyin

Shenzhen eHi Car Rental Co., Ltd.	Limited Liability Company PRC	A13, Main Building, Yayuan Hotel, No. 1001 Dongmen North Road, Luohu District, Shenzhen

Hanghzou eHi Car Rental Co., Ltd.	Limited Liability Company PRC	Suite 5-2, Building 2, Dong Fang Li Du Garden, Jianggan District, Hangzhou

SCHEDULE B

SCHEDULE OF INVESTMENT PARTICULARS

CLOSING

		Number of Series E	Cash Consideration Payable
Investor Name	Registered Address	Preferred Shares	for Series E Preferred Shares
CTRIP INVESTMENT	Offshore	2,368,193	US$	13,025,061.54
HOLDING LTD.	Incorporations
	(Cayman) Limited,
	Floor 4, Willow
	House, Cricket
	Square, P.O. Box
	2804, Grand
	Cayman KY1-1112,
	Cayman Islands

IGNITION GROWTH	2711 Centerville	408,919	US$	2,249,055.2
CAPITAL I, L.P.	Road, Suite 400,
	Wilmington, New
	Castle County,
	Delaware 19808

IGNITION GROWTH	2711 Centerville	4,288	US$	23,584
CAPITAL MANAGING	Road, Suite 400,
DIRECTORS FUND I, LLC	Wilmington, New
	Castle County,
	Delaware 19808

THE CRAWFORD GROUP,	120 South Central	1,764,055	US$	9,702,299.26
INC.	Avenue, Clayton,
	MO 63105

Total		4,545,455	US$	25,000,000

SCHEDULE C-1

CAPITALIZATION TABLE

Fully Diluted Capitalization Immediately prior to the Closing:

Name of Shareholder	Class of Shares	Total number of Share issued	Percentage based on Number of Shares issued	Number of Shares under outstanding options/warrants	Total Number of Shares on a fully dilutive basis	Percentage based on a fully dilutive basis
Ruiping Zhang	Common	5,869,570	7.38%	2,804,650	8,674,220	10.12%
	Total	5,869,570	7.38%	2,804,650	8,674,220	10.12%
Prime Gift Group Limited	Common	227,272	0.29%	234,300	461,572	0.54%
	Total	227,272	0.29%	234,300	461,572	0.54%
ESOP	Common	0	0.00%	1,261,780	1,261,780	1.47%
	Total	0	0.00%	1,261,780	1,261,780	1.47%
ROCK STEADY INVESTMENTS LIMITED	Series B Preferred	820,284	1.03%	0	820,284	0.96%
	Total	820,284	1.03%	0	820,284	0.96%
Qiming Venture Partners II, L.P.	Series A Preferred	3,856,212	4.85%	0	3,856,212	4.50%
	Series B Preferred	2,754,969	3.46%	0	2,754,969	3.21%
	Series C Preferred	2,117,628	2.66%	0	2,117,628	2.47%
	Class A Preferred	251,910	0.32%	0	251,910	0.29%
	Common	0	0	192,810	192,810	0.22%
	Total	8,980,719	11.29%	192,810	9,173,529	10.70%
Qiming Venture Partners II-C, L.P.	Series A Preferred	337,671	0.42%	0	337,671	0.39%
	Series B Preferred	241,241	0.30%	0	241,241	0.28%
	Series C Preferred	185,431	0.23%	0	185,431	0.22%
	Class A Preferred	22,058	0.03%	0	22,058	0.03%
	Common	0	0	16,884	16,884	0.02%
	Total	786,401	0.99%	16,884	803,285	0.94%
Qiming Managing Directors Fund II, L.P.	Series A Preferred	56,117	0.07%	0	56,117	0.07%
	Series B Preferred	40,090	0.05%	0	40,090	0.05%
	Series C Preferred	30,817	0.04%	0	30,817	0.04%
	Class A Preferred	3,665	0.00%	0	3,665	0.004%
	Common	0	0	2,806	2,806	0.003%

Name of Shareholder	Class of Shares	Total number of Share issued	Percentage based on Number of Shares issued	Number of Shares under outstanding options/warrants	Total Number of Shares on a fully dilutive basis	Percentage based on a fully dilutive basis
	Total	130,689	0.16%	2,806	133,495	0.16%

Ignition Growth Capital I, L.P.	Series A Preferred	742,217	0.93%	0	742,217	0.87%
	Series B Preferred	1,047,028	1.32%	0	1,047,028	1.22%
	Series C Preferred	1,177,290	1.48%	0	1,177,290	1.37%
	Class A Preferred	2,747,539	3.45%	0	2,747,539	3.20%
	Common	0	0%	37,111	37,111	0.04%
	Total	5,714,074	7.18%	37,111	5,751,185	6.71%
Ignition Growth Capital Managing Directors Fund I, LLC	Series A Preferred	7,783	0.01%	0	7,783	0.01%
	Series B Preferred	10,978	0.01%	0	10,978	0.01%
	Series C Preferred	12,345	0.02%	0	12,345	0.01%
	Class A Preferred	28,810	0.04%	0	28,810	0.03%
	Common	0	0%	389	389	0.0005%
	Total	59,916	0.08%	389	60,305	0.07%
CDH Car Rental Service Limited	Series B Preferred	5,676,202	7.14%	0	5,676,202	6.62%
	Series C Preferred	3,734,835	4.69%	0	3,734,835	4.36%
	Class A Preferred	1,388,174	1.75%	0	1,388,174	1.62%
	Common	0	0%	100,000	100,000	0.12%
	Total	10,799,211	13.58%	100,000	10,899,211	12.71%
JAFCO Asia Technology Fund IV	Series B Preferred	1,418,998	1.78%	0	1,418,998	1.66%
	Series C Preferred	933,674	1.17%	0	933,674	1.09%
	Common	0	0.00%	25,000	25,000	0.03%
	Total	2,352,672	2.96%	25,000	2,377,672	2.77%
New Access Investments Group Limited	Series B Preferred	113,524	0.14%	0	113,524	0.13%
	Series C Preferred	74,697	0.09%	0	74,697	0.09%
	Common	0	0%	2,000	2,000	0.002%
	Total	188,221	0.24%	2,000	190,221	0.22%
New Access Capital International Limited	Class A Preferred	555,269	0.70%	0	555,269	0.65%
	Total	555,269	0.70%	0	555,269	0.65%
GS Car Rental	Series C Preferred	7,915,951	9.95%	0	7,915,951	9.23%

Name of Shareholder	Class of Shares	Total number of Share issued	Percentage based on Number of Shares issued	Number of Shares under outstanding options/warrants	Total Number of Shares on a fully dilutive basis	Percentage based on a fully dilutive basis
HK Limited	Total	7,915,951	9.95%	0	7,915,951	9.23%
GS Car Rental HK Parallel Limited	Series C Preferred	1,165,714	1.47%	0	1,165,714	1.36%
	Total	1,165,714	1.47%	0	1,165,714	1.36%

The Crawford Group, Inc. (affiliate of Enterprise)	Series D Preferred	10,000,000	12.57%	0	10,000,000	11.66%
	Class A Preferred	5,429,948	6.83%	0	5,429,948	6.33%
	Common	0	0%	1,500,000	1,500,000	1.75%
	Total	15,429,948	19.40%	1,500,000	16,929,948	19.75%
Ctrip Investment Holding Ltd	Series E Preferred	17,100,000	21.50%	0	17,100,000	19.95%
	Total	17,100,000	21.50%	0	17,100,000	19.95%
Ignition Growth. Capital I, L.P	Series E Preferred	1,439,452	1.81%	0	1,439,452	1.68%
	Total	1,439,452	1.81%	0	1,439,452	1.68%
Ignition Growth Capital Managing Directors Fund I, LLC	Series E Preferred	15,093	0.02%	0	15,093	0.02%
	Total	15,093	0.02%	0	15,093	0.02%
Total		79,550,456	100.00%	6,177,730	85,728,186	100.00%

SCHEDULE C-2

CAPITALIZATION TABLE

Fully Diluted Capitalization Immediately after the Closing:

			Percentage	Number of
			based on	Shares under		Percentage
			Number of	outstanding	Total Number of	based on a
Name of	Class of	Total number of	Shares	options/warr	Shares on a fully	fully dilutive
Shareholder	Shares	Share issued	issued	ants	dilutive basis	basis
Ruiping Zhang	Common	5,869,570	6.98%	2,804,650	8,674,220	9.61%
	Total	5,869,570	6.98%	2,804,650	8,674,220	9.61%
Prime Gift Group Limited	Common	227,272	0.27%	234,300	461,572	0.51%
	Total	227,272	0.27%	234,300	461,572	0.51%
ESOP	Common	0	0.00%	1,261,780	1,261,780	1.40%
	Total	0	0.00%	1,261,780	1,261,780	1.40%
ROCK STEADY INVESTMENTS LIMITED	Series B Preferred	820,284	0.98%	0	820,284	0.91%
	Total	820,284	0.98%	0	820,284	0.91%
Qiming Venture Partners II, L.P.	Series A Preferred	3,856,212	4.59%	0	3,856,212	4.27%
	Series B Preferred	2,754,969	3.28%	0	2,754,969	3.05%
	Series C Preferred	2,117,628	2.52%	0	2,117,628	2.35%
	Class A Preferred	251,910	0.30%	0	251,910	0.28%
	Common	0	0.00%	192,810	192,810	0.21%
	Total	8,980,719	10.68%	192,810	9,173,529	10.16%
Qiming Venture Partners II-C, L.P.	Series A Preferred	337,671	0.40%	0	337,671	0.37%
	Series B Preferred	241,241	0.29%	0	241,241	0.27%
	Series C Preferred	185,431	0.22%	0	185,431	0.21%
	Class A Preferred	22,058	0.03%	0	22,058	0.02%
	Common	0	0.00%	16,884	16,884	0.02%
	Total	786,401	0.94%	16,884	803,285	0.89%
Directors Fund II, L.P. Qiming Managing	Series A Preferred	56,117	0.07%	0	56,117	0.06%
	Series B Preferred	40,090	0.05%	0	40,090	0.04%
	Series C Preferred	30,817	0.04%	0	30,817	0.03%

			Percentage	Number of
			based on	Shares under		Percentage
			Number of	outstanding	Total Number of	based on a
Name of	Class of	Total number of	Shares	options/warr	Shares on a fully	fully dilutive
Shareholder	Shares	Share issued	issued	ants	dilutive basis	basis
	Class A Preferred	3,665	0.00%	0	3,665	0.004%
	Common	0	0.00%	2,806	2,806	0.003%
	Total	130,689	0.16%	2,806	133,495	0.15%
Ignition Growth Capital I, L.P.	Series A Preferred	742,217	0.88%	0	742,217	0.82%
	Series B Preferred	1,047,028	1.25%	0	1,047,028	1.16%
	Series C Preferred	1,177,290	1.40%	0	1,177,290	1.30%
	Class A Preferred	2,747,539	3.27%	0	2,747,539	3.04%
	Common	0	0.00%	37,111	37,111	0.04%
	Total	5,714,074	6.79%	37,111	5,751,185	6.37%
Ignition Growth Capital Managing Directors Fund I, LLC	Series A Preferred	7,783	0.01%	0	7,783	0.01%
	Series B Preferred	10,978	0.01%	0	10,978	0.01%
	Series C Preferred	12,345	0.01%	0	12,345	0.01%
	Class A Preferred	28,810	0.03%	0	28,810	0.03%
	Common	0	0.00%	389	389	0.0004%
	Total	59,916	0.07%	389	60,305	0.07%
CDH Car Rental Service Limited	Series B Preferred	5,676,202	6.75%	0	5,676,202	6.29%
	Series C Preferred	3,734,835	4.44%	0	3,734,835	4.14%
	Class A Preferred	1,388,174	1.65%	0	1,388,174	1.54%
	Common	0	0.00%	100,000	100,000	0.11%
	Total	10,799,211	12.84%	100,000	10,899,211	12.07%
JAFCO Asia Technology Fund IV	Series B Preferred	1,418,998	1.69%	0	1,418,998	1.57%
	Series C Preferred	933,674	1.11%	0	933,674	1.03%
	Common	0	0.00%	25,000	25,000	0.03%
	Total	2,352,672	2.80%	25,000	2,377,672	2.63%
New Access Investments Group Limited	Series B Preferred	113,524	0.13%	0	113,524	0.13%
	Series C Preferred	74,697	0.09%	0	74,697	0.08%
	Common	0	0.00%	2,000	2,000	0.002%
	Total	188,221	0.22%	2,000	190,221	0.21%
New Access Capital International Limited	Class A Preferred	555,269	0.66%	0	555,269	0.62%

			Percentage	Number of
			based on	Shares under		Percentage
			Number of	outstanding	Total Number of	based on a
Name of	Class of	Total number of	Shares	options/warr	Shares on a fully	fully dilutive
Shareholder	Shares	Share issued	issued	ants	dilutive basis	basis
	Total	555,269	0.66%	0	555,269	0.62%

GS Car Rental HK Limited	Series C Preferred	7,915,951	9.41%	0	7,915,951	8.77%
	Total	7,915,951	9.41%	0	7,915,951	8.77%
GS Car Rental HK Parallel Limited	Series C Preferred	1,165,714	1.39%	0	1,165,714	1.29%
	Total	1,165,714	1.39%	0	1,165,714	1.29%
The Crawford Group, Inc. (affiliate of Enterprise)	Series D Preferred	10,000,000	11.89%	0	10,000,000	11.08%
	Class A Preferred	5,429,948	6.46%	0	5,429,948	6.01%
	Common	0	0.00%	1,500,000	1,500,000	1.66%
	Series E Preferred	1,764,055	2.10%	0	1,764,055	1.95%
	Total	17,194,003	20.45%	1,500,000	18,694,003	20.71%
CTRIP INVESTMENT HOLDING LTD.	Series E Preferred	17,100,000	20.33%	0	17,100,000	18.94%
	Series E Preferred	2,368,193	2.82%	0	2,368,193	2.62%
	Total	19,468,193	23.15%	0	19,468,193	21.57%
IGNITION GROWTH CAPITAL I L.P.	Series E Preferred	1,439,452	1.71%	0	1,439,452	1.59%
	Series E Preferred	408,919	0.49%	0	408,919	0.45%
	Total	1,848,371	2.20%	0	1,848,371	2.05%
IGNITION GROWTH CAPITAL MANAGING DIRECTORS FUND I, LLC	Series E Preferred	15,093	0.02%	0	15,093	0.02%
	Series E Preferred	4,288	0.005%	0	4,288	0.005%
	Total	19,381	0.02%	0	19,381	0.02%
Total		84,095,911	100.00%	6,177,730	90,273,641	100.00%

SCHEDULE D

COMPANY WARRANTIES

1.                                      Organization, Good Standing and Qualification. Each member of the Company Group is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite legal and corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which it operates.

2.                                      Capitalization and Voting Rights.

(a)                                 Immediately prior to the Closing, the authorized capital of the Company shall be US$500,000 divided into:

(i)                                     420,628,011 Common Shares, par value of US$0.001 each, of which (1) 6,096,842 have been duly and validly issued, are fully paid, non-assessable, and outstanding and were issued in accordance with applicable Laws, (2) 10,427,373 Common Shares are reserved for issuance upon conversion of the Class A Preferred Shares, (3) 5,000,000 Common Shares are reserved for issuance upon conversion of the Series A Preferred Shares, (4) 12,123,314 Common Shares are reserved for issuance upon conversion of the Series B Preferred Shares, (5) 18,721,302 Common Shares are reserved for issuance upon conversion of the Series C Preferred Shares, (6) 10,000,000 Common Shares are reserved for issuance upon conversion of the Series D Preferred Shares, (7) 23,100,000 Common Shares are reserved for issuance upon conversion of the Series E Preferred Shares to be issued under this Agreement, (8) 4,300,730 Common Shares are reserved for issuance to the Founder and the Company Group’s employees, officers or directors, or any other Person qualified in accordance with the ESOP, and (9) 3,377,000 Common Shares are reserved for issuance to certain Shareholders in accordance with Section 8.8(d) of that certain Share Purchase Agreement among the Company and certain Shareholders thereof dated August 26, 2010. The rights, privileges and preferences of the Common Shares as of the Closing are as stated in the Amended Articles.

(ii)                                  5,000,000 Series A Preferred Shares, par value of US$0.001 each, all of which have been issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(iii)                               12,123,314 Series B Preferred Shares, par value of US$0.001 each, all of which have been issued and outstanding. The rights, privileges and preferences of the Series B Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(iv)                              18,721,302 Series C Preferred Shares, par value of US$0.001 each, 17,348,382 of which have been issued and outstanding. The rights, privileges and preferences of the Series C Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(v)                                 10,000,000 Series D Preferred Shares, par value of US$0.001 each, all of which are issued and outstanding. The rights, privileges and preferences of the Series D Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

SCHEDULE D-1

(vi)                              10,427,373 Class A Preferred Shares, par value of US$0.001 each, all of which are issued and outstanding. The rights, privileges and preferences of the Class A Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

(vii)                           23,100,000 Series E Preferred Shares, par value of US$0.001 each, none of which are issued and outstanding. The rights, privileges and preferences of the Series E Preferred Shares as of the Closing are as stated in the Amended Articles and Amended IRA.

Except as set forth above, disclosed in the Disclosure Schedule, and except for (a) the conversion privileges of the Preferred Shares, (b) certain rights provided in the Transaction Documents, and (c) the options granted under the ESOP and that certain Share Purchase Agreement among the Company and certain Shareholders thereof dated August 26, 2010, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities. Other than the Amended IRA, the ESOP and the Amended Articles and except as disclosed in the Disclosure Schedule, the Company is not a party or subject to (a) any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company or (b) any agreement under which it is or may be entitled or required to acquire any securities of the Company, any member of the Company Group or any other person.

(b)                                 The Capitalization Tables attached to this Agreement as Schedules C-1 and C-2 set forth the complete and accurate capitalization of the Company immediately prior to the Closing and immediately after the Closing, respectively, including without limitation: (x) all record and beneficial owners of all share capital or other equity interests of the Company, and (y) details of any share or other incentive options granted.

(c)                                  All share capital or equity interest of each member of the Company Group has been duly and validly issued (or subscribed for), and is fully paid and non-assessable. All share capital or equity interest of each member of the Company Group is free of Liens and any other restrictions on transfer (except for any restrictions on transfer under the Amended IRA or pursuant to the applicable laws). No share capital or equity interest of any member of the Company Group was issued or subscribed to in violation of the preemptive rights of any Person, terms of any agreement or any Laws, by which each such Person at the time of issuance or subscription was bound. Other than as disclosed hereunder or contemplated by this Agreement, there are no (i) resolutions pending to increase the share capital of any member of the Company Group; (ii) outstanding options, warrants, proxies, agreements, pre-emptive rights or other rights relating to the share capital or equity interest of any member of the Company Group, other than as contemplated by this Agreement; (iii) outstanding Contracts or other agreements under which any member of the Company Group or any other Person purchases or may purchase or otherwise acquires or may acquire, any interest in the share capital or equity interest of any member of the Company Group; (iv) interest payable to any Shareholder (in cash or otherwise) or dividends which have accrued or been declared but are unpaid by any member of the Company Group; or (v) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any member of the Company Group other than the ESOP.

SCHEDULE D-2

(d)                                 Except for the ESOP and the option agreements entered into thereunder, none of the Company’s share purchase agreements contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Amended Articles and this Agreement, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities.

(e)                                  None of the memoranda and articles of association of each member of the Company Group contains any provision which would restrict the distribution of profits to its shareholders except where such restriction is required by applicable Laws or provided in the Transaction Documents.

3.                                      Corporate Structure; Subsidiaries. Section 3 of the Disclosure Schedule sets forth a complete structure chart showing all members of the Company Group, and indicating the ownership and Control relationships among all members of the Company Group and all holders (directly or indirectly) of equity interests in the members of the Company Group (excluding the Company). No member of the Company Group owns or Controls, directly or indirectly, any interest in any other Person, other than members of the Company Group, as applicable, or is a participant in any joint venture, partnership or similar arrangement.

4.                                      Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each Warrantor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all obligations of each Warrantor thereunder, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale, transfer and delivery of the Purchase Shares, has been taken or will be taken prior to the Closing. This Agreement has been duly executed and delivered by each Warrantor. This Agreement and each of the Transaction Documents are, or when executed and delivered by such Warrantor shall be, valid and legally binding obligations of such Warrantor, enforceable against such Warrantor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.                                      Valid Issuance of Purchase Shares.

(a)                                 The Purchase Shares that are being purchased by or issued to the Investors hereunder, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any encumbrance or restrictions on transfer under applicable securities Laws and under the Transaction Documents). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Amended Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer

SCHEDULE D-3

under applicable securities Laws and under the Transaction Documents). Except as set forth in the Transaction Documents, the Purchase Shares and the Conversion Shares are not subject to any preemptive rights, rights of first refusal or other similar rights.

(b)                                 All presently outstanding equity securities of the Company were duly and validly issued, fully paid and non-assessable, free and clear of any Liens and are free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws) and have been issued in compliance with the requirements of all applicable securities Laws, including, to the extent applicable, the Securities Act.

6.                                      Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any party to a Contract or any other third Party is required on the part of any Warrantor in connection with the valid execution, delivery and performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated thereby including the offer, sale, issuance or reservation for issuance of the Purchase Shares and the Conversion Shares.

7.                                      Offering. Subject to the truth and accuracy of the Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Purchase Shares and the Conversion Shares, as contemplated by the Transaction Documents, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any applicable securities Laws.

8.                                      Broker. Except as disclosed in the Disclosure Schedule, the Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents and the Company has incurred no liability for any brokerage fees, agents’ fees, commissions or finder’s fees in connection with any of the Transactions Documents or the consummation of the transactions contemplated therein.

9.                                      Tax Matters.

(a)                                 Except as set forth in Section 9 of the Disclosure Schedule, each member of the Company Group (i) has timely filed all income, franchise and other material Tax Returns that are required to have been filed by it with any Governmental Authority, (ii) has timely paid all Taxes owed by it which are due and payable and without prejudice to the foregoing each member of the Company Group has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made, and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (i) and (ii), unpaid taxes that are in contest with tax authorities by any member of the Company Group in good faith or non-material in amount. No Tax liens are currently in effect against any of the assets of any member of the Company Group (except for Tax liens not yet delinquent). In respect of any presence of a member of the Company Group in the PRC, and (iii) Tax registrations have been completed in all applicable locations in the PRC.

(b)                                 Each filed Tax Return was properly prepared in compliance with applicable Law and was (and will be) true, correct, accurate and complete in all material aspects and are not the

SCHEDULE D-4

subject of any material dispute nor are likely to become the subject of any material dispute with such authorities. None of such Tax Returns contains a statement that is false or misleading in any material respect or omits any matter that is required to be included or without which the statement would be false or misleading in any material respect. No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate tax authority or in such Tax Return, as may be required by Law.

(c)                                  The assessment of any additional Taxes with respect to the applicable member of the Company Group for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements (as defined below), and there are no material unresolved questions or claims concerning any Tax Liability of any member of the Company Group. There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax Returns filed by any member of the Company Group which, if determined adversely to such member, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes. There is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any member of the Company. No member of the Company Group is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(d)                                 Based on and in reliance upon the accuracy of the information provided by the Investors, the Company currently does not expect to be PFIC at any time during the taxable year that includes the Effective Date.

(e)                                  The Company is treated as a corporation for U.S. federal income tax purposes.

(f)                                   The amount of Taxes chargeable on any member of the Company Group during the relevant statutory limitation period has not been affected to any extent by any concession, arrangements, agreement or other formal or informal arrangement with any Tax authority (not being a concession, agreement or arrangement available to companies generally). No member of the Company Group is subject to a special regime in respect of Tax. Any preferential Tax treatment enjoyed by any member of the Company Group on or prior to the Closing has been in compliance with all applicable Laws and will not be subject to any retroactive deduction or cancellation except as a result of retroactive effects of changes in the applicable Laws.

(g)                                  All notices, computations and returns which ought to have been given or made, have been properly and duly submitted by each member of the Company Group to the relevant Tax authorities and all information, notices, computations and returns submitted to such authorities are true, accurate and complete.

(h)                                 All records which any member of the Company Group is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Tax by the relevant member of the Company Group, have been duly kept.

(i)                                     No member of the Company Group is expected to become liable to pay, nor are there any circumstances by reason of which it is likely to become liable to pay any interest, penalty, surcharge or fine relating to Tax.

SCHEDULE D-5

(j)                                    Except as set forth in Section 9 of the Disclosure Schedule, no member of the Company Group has within the past three years or since incorporation, whichever is shorter, been subject to or is currently subject to any investigation, audit or visit by any Tax or excise authority, and none of any member of the Company Group is aware of any such investigation, audit or visit planned for the next twelve months.

(k)                                 No member of the Company Group is treated for any Tax purposes as resident in a country other than the country of its incorporation and no member of the Company Group has, or has had within the relevant statutory limitation period, a branch, dependent agency or permanent establishment in a country other than the country of its incorporation.

10.                               Constitutional Documents; Books and Records. Except for amendments necessary to satisfy representations and warranties or conditions contained herein, the Amended Articles and the constitutional documents of each member of the Company Group are in the form previously provided to special counsel for the Investors. The Company Group maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements (as defined below) to be prepared in accordance with the PRC GAAP or US GAAP.

11.                               Financial Statements. The Company has delivered to the Investors, (i) the audited consolidated balance sheet, income statement and cash flow statements of the Company for the fiscal year ended December 31, 2011, (ii) the interim draft audited consolidated balance sheet, income statement and cash flow statements of the Company for the fiscal year ended December 31, 2012, and (iii) unaudited consolidated balance sheet, income statement and cash flow statements of the Company for each month ended September 30, 2013 and each quarter ended September 30, 2013, prepared in accordance with US GAAP, (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of their respective dates on a consistent basis, in each case except as disclosed therein. The accounts receivable owing to the Company Group, including without limitation all accounts receivable owing to any member of the Company Group set forth on the Financial Statements, constitute valid and enforceable claims and are good and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with US GAAP, as applicable), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable member of the Company Group to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of the Company Group to the knowledge of the Warrantors.

12.                               Changes. Since September 30, 2013 (the “Statement Date”), except as contemplated by the Transaction Documents or any Material Contract and other than in the ordinary course of business consistent with its past practice, there has not been:

(a)                                 any material change in the assets, liabilities, financial condition or operations of the Company Group from that reflected in the Financial Statements;

SCHEDULE D-6

(b)                                 any waiver by a member of the Company Group of a right or of a debt owed to it in an amount equal to or greater than US$200,000 in any one instance or US$400,000 in the aggregate;

(c)                                  any incurrence of or commitment to incur any indebtedness for money borrowed;

(d)                                 any resignation or termination of the employment of any Key Employee of any member of the Company Group, or any notice (whether verbal or written) of an intention to resign or terminate the employment of any Key Employee of any member of the Company Group;

(e)                                  any satisfaction or discharge of any Lien or payment of any obligation by the Company Group, except in the ordinary course of business and that is not material to the assets, properties, financial condition, or operation of such entities (as such business is presently conducted and planned to be conducted);

(f)                                   any material change or amendment to or termination of a Material Contract;

(g)                                  any change in any compensation arrangement or agreement with any Key Employee of any member of the Company Group;

(h)                                 any sale, assignment, exclusive license, or transfer of any material Intellectual Property of any member of the Company Group;

(i)                                     any Lien created by any member of the Company Group with respect to any of its material properties or assets, except Liens for taxes not yet due or payable;

(j)                                    any loan or advance to, guarantee for the benefit of, or investment in, any Person (including but not limited to any of the employees, officers or directors, or any members of their immediate families, of any member of the Company Group), corporation, partnership, joint venture or other entity;

(k)                                 any declaration, setting aside or payment or other distribution in respect of any member of the Company Group’s capital shares, or any direct or indirect redemption, purchase or other acquisition of any of such shares by any member of the Company Group (including without limitation, any warrants, options or other rights to acquire capital stock or other equity securities);

(l)                                     any failure to conduct business in the ordinary course, consistent with the past practices of any member of the Company Group;

(m)                             any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the assets, properties, financial condition, operation or business of any member of the Company Group;

(n)                                 receipt of notice that there has been a loss of, or order cancellation by, any major customer of any member of the Company Group;

(o)                                 any charitable contributions or pledges;

SCHEDULE D-7

(p)                                 any capital expenditures or commitments therefor, other than acquisition of operating vehicles as approved in the annual budget, that aggregate in excess of US$500,000;

(q)                                 any other event or condition of any character which individually or in the aggregate might materially and adversely affect the assets, properties, financial condition, operating results or business of any member of the Company Group; or

(r)                                    any agreement or commitment by any member of the Company Group to do any of the things described in this Section 12.

13.                               Litigation. Section 13 of the Disclosure Schedule contains a complete and accurate list of all the actions, suits, or other court, regulatory or other proceedings in which the Company Group is involved. There is no other action, suit, or other court, regulatory or other proceeding pending or threatened against or affecting any member of the Company Group or any of the officers, directors or employees of any member of the Company Group with respect to their businesses or proposed business activities, nor is any Warrantor aware of any basis for any of the foregoing. The foregoing shall include but not be limited to any action, suit, or other court, regulatory or other proceeding involving the prior employment of any of employees of the members of the Company Group, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no investigation pending or threatened against any member of the Company Group. There is no action, suit, proceeding or investigation pending or threatened against any Key Employee or director of any member of the Company Group in connection with their respective relationship with such entity. There is no judgment, decree or order of any court or Governmental Authority in effect and binding on any member of the Company Group or their respective assets or properties. There is no court action, suit, proceeding or investigation by any member of the Company Group which such Person intends to initiate against any third party. No Government Authority has at any time materially challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted or proposed to be conducted. No member of the Company Group has received any opinion or memorandum or advice from legal counsel to the effect that it has been exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

14.                               Liabilities. The Company has no liabilities of the type required to be disclosed on a balance sheet, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) liabilities set forth in the Financial Statements, and (ii) trade or business liabilities incurred in the ordinary course of business and which do not exceed US$2,000,000 in the aggregate.

15.                               Commitments.

(a)                                 Section 15 of the Disclosure Schedule contains a complete and accurate list of the following Contracts (each, a “Material Contract”, and collectively, the “Material Contracts”) to which any member of the Company Group is a party or to which any member of the Company Group or any of their respective properties is subject or by which any such Person or property is bound: (i) any Contract entered into in connection with the Company’s issuance or acquisition of securities, other than any service agreement entered into by and between the Company and any

SCHEDULE D-8

brokerage in connection with the Company’s issuance of securities, (ii) any Contract that, after the Statement Date obligates any member of the Company Group to pay an amount in excess of RMB1,500,000, (iii) any Contract that has a contract value in excess of RMB1,500,000 each or an unexpired term in excess of one year, (iv) any Contract on which the business of the Company is substantially dependent or which is otherwise material to the business of the Company, (v) any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing a Lien on any material asset or material part of the assets of any member of the Company Group, each in an amount in excess of RMB1,500,000, (vi) any Contract involving a guarantee of performance by any Person (other than a guarantee of performance by a member of the Company Group) or involving any agreement to act as surety for any Person (other than a member of the Company Group), or any other Contract to be contingently or secondarily liable for the obligations of any Person (other than a member of the Company Group), each in an amount in excess of RMB1,500,000, (vii) any Contract that limits or restricts the ability of any member of the Company Group to compete or otherwise to conduct its business in any manner or place, (viii) any joint venture, partnership, alliance or similar Contract involving a sharing of profits or expenses in an annual amount in excess of RMB1,500,000, (ix) any asset purchase agreement, share purchase agreement or other Contract for acquisition or divestiture of any assets (including, without limitation, any Intellectual Property) by or of any member of the Company Group for consideration in excess of RMB1,500,000 per annum, (x) any Contract requiring material performance by a member of the Company Group in any country other than the PRC that has a contract value in excess of RMB1,500,000 each, (xi) any material Contract that grants a power of attorney, agency or similar authority to another Person or entity other than power delegated to an officer of a member of the Company Group for the performance of his duties in the ordinary course of business, (xii) any Contract that contains a right of first refusal in respect of the equity securities of the Company (other than any Transaction Document) and any contract that given a right to an Investor (other than as set out in this Agreement, the Amended IRA or the Amended and Restated Memorandum and Articles of Association), and (xiii) any other Contract that is material and was not made in the ordinary course of business that has a contract value in excess of RMB1,500,000. For purposes of this Section 15(a), any Contracts in respect of purchase of cars, car rental, advertisement, human resources service outsourcing, channeling, and vehicle capital leases shall be deemed to be Contracts entered into in the ordinary course of business.

(b)                                 Each of the Material Contracts is valid, subsisting, in full force and effect and binding upon the applicable member(s) of the Company Group and upon the other parties thereto. None of the Material Contracts are oral Contracts.

(c)                                  Each member of the Company Group has in all material respects satisfied or provided for all of its Liabilities and obligations under the Material Contracts requiring performance prior to the date hereof, is not in default in any material respect under any Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default. No Warrantor is aware of any material default thereunder by any other party to any Material Contract or any condition existing that with notice or lapse of time or both would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, a Material Contract.

SCHEDULE D-9

(d)                                 No member of the Company Group has given to or received from any Person any notice or other communication (whether written or oral) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

(e)                                  With respect to each Material Contract to which it is a party, each member of the Company Group has taken all necessary corporate actions, fulfilled all conditions and otherwise taken all other actions required by applicable Laws to (i) enter into, execute, adopt, assume, issue, and deliver such Material Contract, and (ii) perform its obligations pursuant to the respective terms and conditions of such Material Contract.

(f)                                   None of the Material Contracts do or will (i) result in a violation or breach of any provision of, the respective Amended Articles or other constitutional documents of any member of the Company Group, or (ii) result in a material breach of, or constitute a material default under, or result in the creation or imposition of, any Lien pursuant to any Contract to which any member of the Company Group is a party or by which any member of the Company Group or any of their properties is bound, or (iii) result in a breach of any Laws to which the Founder or any member of the Company Group is subject to or by which any member of the Company Group or any of their respective properties is bound.

(g)                                  Each of the Material Contracts as made available by the Company Group to the Investors, as of the date of this Agreement, sets out the rights and obligations of the Company Group in full and is accurate, up to date and not misleading.

16.                               Compliance with Laws.

Except as set forth in Section 16 of the Disclosure Schedule:

(a)                                 Each member of the Company Group is in compliance in all material respects with all Laws, including but not limited to those relating to the Business, that are applicable to it or to the current and planned conduct or operation of its business or the ownership or use of any of its assets or properties. All approvals and authorizations from and filings and registrations with the relevant Governmental Authority required in respect of the Company Group, including but not limited to the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Communications, the State Administration of Industry and Commerce, the State Administration of Foreign Exchange (the “SAFE”), any tax bureau, customs authorities, road transportation regulatory authorities and the local counterpart of each of the aforementioned PRC Governmental Authorities, as applicable, have been duly completed in accordance with all applicable Laws. Each member of the Company Group has been conducting its business activities within the permitted scope of business or is otherwise operating its Businesses in compliance with all relevant Laws and Governmental Orders in all material respects.

(b)                                 No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member to comply with, any Law in any material respect, or (ii) may give rise to any obligation on the part of a member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

SCHEDULE D-10

(c)                                  No member of the Company Group has received any notice from any Governmental Authority regarding (i) any actual, alleged, possible or potential material violation of, or material failure to comply with, any Law, or (ii) any actual, alleged, possible or potential material obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(d)                                 Other than the Investors, each holder or beneficial owner of shares or Convertible Securities of the Company, including, without limitation, Common Shares and Preferred Shares, or any rights or warrants to acquire such shares or securities (each, a “Company Security Holder”, and collectively the “Company Security Holders”), who is a “Domestic Resident” as defined in Circular 75 issued by SAFE on October 21, 2005, as amended and/or implemented by the Notice on Implementation Rule on Circular 75 issued by SAFE on May 29, 2007 (the “Circular 75”) and is subject to any of the registration or reporting requirements of Circular 75 has complied with such reporting and/or registration requirements under Circular 75 and any other applicable SAFE rules and regulations, (the “SAFE Rules and Regulations”). No member of the Company Group nor any of the Company Security Holders has received any oral or written inquiries, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations, and the Company has made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches. Each of the PRC Entities has obtained all certificates, approvals, permits, licenses, registration receipts and any similar authority necessary under PRC Laws to conduct foreign exchange transactions (each, a “Foreign Exchange Authorization” and collectively, the “Foreign Exchange Authorizations”) as now being conducted by it, and believes it can obtain, without undue burden or expense, any such Foreign Exchange Authorizations for the conduct of foreign exchange transactions as presently planned to be conducted. All existing Foreign Exchange Authorizations held by each of the PRC Entities are valid and no PRC Entity is in default under any of such Foreign Exchange Authorizations.

(e)                                  The business of each member of the Company Group is in compliance with all Laws that are applicable, including without limitation all Laws of the PRC with respect to mergers, acquisitions, foreign investment and foreign exchange transactions.

17.                               Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions

(a)                                 U.S. Foreign Corrupt Practices Act: No member of the Company Group or any director, officer, agent, employee, or any other person acting for or on behalf of the foregoing (individually and collectively, a “Representative”), has violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Representative offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Representative knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

SCHEDULE D-11

(i)                                   (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (3) securing any improper advantage, or (4) inducing such Government Official to influence or affect any act or decision of any Government Entity, or

(ii) in order to assist the Company or its subsidiaries in obtaining or retaining business for or with, or directing business to the Company or its subsidiaries.

“Government Entity” as used in this paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(b)                                 Each member of the Company Group and its Representatives (i) are and have been acting in compliance with all applicable anti-bribery or anti-corruption Laws, including those prohibiting the bribery of Public Officials; (ii) have not authorized, offered, been party to, made any payments or provided anything of value directly or indirectly to any Public Official in violation of applicable Laws; and (iii) have not used, committed to have the intention of using the payments received, or to be received, by them from the Investors for any purpose that could constitute a violation of any applicable Laws.

(c)                                  No member of the Company Group nor its Representatives has (i) ever been found by a Government Authority to have violated any criminal or securities Law, (ii) been party to the use of any of the assets of the company for the establishment of any unlawful or unrecorded fund of monies or other assets or making of any unlawful or undisclosed payment, or (iii) made any false or fictitious entries in the books or records of such company.

(d)                                 Each member of the Company Group and its Representatives have complied with all applicable anti-money-laundering Laws.

(e)                                  None of the Representatives of any member of the Company Group are Public Officials.

(f)                                   No member of the Company Group has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Person, in Iran, Myanmar, Sudan or Cuba.

18                                  Environmental and Safety Laws.

(a)                                 No member of the Company Group is in violation of any Environmental Law and no material expenditures are or will be required in order to comply with any such Environmental Law. No member of the Company Group (i) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws and there is no pending or threatened lawsuit, proceeding or investigation against any of them which might lead to such a claim.

SCHEDULE D-12

(b)                                 each Company Group is in compliance in all material respects with all applicable Environmental Laws; there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending or threatened in writing in connection with the operations of the Company Group under any applicable Environmental Law;

(c)                                  each member of the Company Group has obtained and holds all material Permits required under Environmental Law, and is in compliance with all terms and conditions of such Permits;

(d)                                 there have been no releases of, or exposure of any Person to, any Hazardous Substances at, to, from, in, on or under any Real Property owned by the Company Group, and no Hazardous Substances are present in, on, at, under, or migrating to or from any Real Property owned by the Company Group; and

(e)                                  there have been no material environmental investigations, studies, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession or control of the Warrantors with respect to any Real Property owned by the Company Group that have not been delivered or made available to each of the Investors prior to execution of this Agreement.

19.                               Title; Liens; Permits.

Except as disclosed in Section 19 of the Disclosure Schedule,

(a)                                 The members of the Company Group have good and marketable title to all the tangible properties and assets reflected in their books and records, whether real, personal or mixed, purported to be owned by the Company Group, free and clear of any Liens, other than Permitted Liens. With respect to the tangible property and assets that are leased by any member of the Company Group, each member of the Company Group is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, other than Permitted Liens. Each member of the Company Group owns or leases all tangible properties and assets necessary to conduct in all material respects their respective business and operations as presently conducted or planned to be conducted.

(b)                                 Each member of the Company Group has all franchises, authorizations, approvals, permits, certificates and licenses, including without limitation any special approval or permits and made all the necessary filings for record with the relevant government authority required under the Laws of the PRC (the “Permits”) necessary for its respective business and operations. No member of the Company Group is in default under any such Permit. Neither the Founder nor any member of the Company Group has reason to believe that any Permit required for the conduct of any part of its Business which is subject to periodic renewal will not be granted or renewed by the relevant Governmental Authority.

20.                               Compliance with Other Instruments. No member of the Company Group is in violation, breach or default of its Amended Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, articles of association, by-laws, joint venture contracts and similar documents). The execution, delivery and performance by each member of the Company Group of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such

SCHEDULE D-13

violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the Amended Articles or any other such constitutional documents of any member of the Company Group, (b) any Material Contract, (c) any judgment, order, writ or decree or (d) any applicable Law.

21.                               Registration Rights. Except as provided in the Amended IRA, no member of the Company Group has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to any of their securities.

22.                               Related Party Transactions. Section 22 of The Disclosure Schedule contains a complete and accurate list of all the transactions between the Company Group and any of its current or former officer, director or employee of any member of the Company Group or any Associated Person of any of them (or any Relative of any of the foregoing) (each of the foregoing, a “Related Party”). None of the Related Parties has any other agreement, understanding, proposed transaction with (other than standard agreements in relation to the employment with a member of the Company Group), or is indebted to, any member of the Company Group, nor is any member of the Company Group indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). No Related Party has any direct or indirect ownership interest in any firm or corporation (other than a member of the Company Group) with which a member of the Company Group is affiliated or with which a member of the Company Group has a business relationship, or any firm or corporation (other than a member of the Company Group) that competes with any member of the Company Group (except that Related Parties may own less than 1% of the stock of publicly traded companies that engage in the foregoing). No Related Party has any interest, either directly or indirectly, in: (a) any Person which purchases from or sells, licenses or furnishes to a member of the Company Group any goods, property, intellectual or other property rights or services; or (b) any Material Contract to which a member of the Company Group is a party or by which it may be bound or affected. The Company and all other members of the Company Group have conducted all Related Party transactions on an arm’s-length basis.

23.                               Intellectual Property Rights.

(a)                                 The members of the Company Group own or otherwise have the sufficient right or license to use all Intellectual Property necessary for their business as currently conducted and planned to be conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens. Section 23 of the Disclosure Schedule contains a complete and accurate list of all patents, trademarks, service marks, trade names, domain names and copyrights owned, licensed to or used by the Company Group, whether registered or not, and a complete and accurate list of all licenses granted by the members of the Company Group to any third party with respect to any Intellectual Property. There is no pending or threatened claim or litigation against any member of the Company Group contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party. All material inventions and material know-how conceived by employees of the Company Group, including without limitation the Founder, and related to the Businesses of the Company Group are “works made for hire”, and all right, title, and interest therein, including any applications therefor, have been transferred and assigned to, and are currently owned by, the Company Group.

SCHEDULE D-14

(b)                                 No proceedings or claims in which any member of the Company Group alleges that any Person is infringing upon, or otherwise violating, any member of the Company Group’s Intellectual Property rights are pending, and none has been served, instituted or asserted by any member of the Company Group.

(c)                                  None of the Key Employees of any member of the Company Group is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group or that would conflict with the Business of the Company Group as presently conducted and planned to be conducted. It will not be necessary to utilize in the course of the Company Group’s business operations any material inventions of any of the respective employees of the Company Group made prior to their employment by the Company Group, except for inventions that have been validly and properly assigned or licensed to the Company Group as of the date hereof.

(d)                                 The members of the Company Group have each taken all security measures that are commercially prudent in order to protect the secrecy, confidentiality and value of their respective Intellectual Property.

24.                               Real Property

(a)                                 Except as disclosed in Section 24 of the Disclosure Schedule, each member of the Company Group has legal or equitable title to or other right or interest in any real property used in its Business, (the “Real Property”). The Company Group does not own any Real Property. Except as set forth in Section 24(a) of the Disclosure Schedule, each member of the Company Group has all the material Approvals necessary for the current use and operation of its Real Property, and each member of the Company Group has fully complied with all material conditions of such Approvals applicable to it. No member of the Company Group has received any notice of and no member of the Company Group is or has been threatened with, any material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, in the due observance of any Approval.

(b)                                 All water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by applicable Law necessary for the present and planned use and operation of its Business (a) are installed across public property or under valid easements to the boundary lines of each Real Property currently leased by each member of the Company Group and (b) are connected pursuant to valid Approvals, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)                                  There does not exist any actual or threatened condemnation or eminent domain proceedings that affects or might affect any Real Property currently leased by the Company Group or any part thereof, and no member of the Company Group has, within the past three (3) years, received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof.

SCHEDULE D-15

(d)                                 No member of the Company Group owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Real Property or any portion thereof or interest therein.

25.                               Entire Business. There are no facilities, services, assets or properties shared with any other entity which is not a member of the Company Group, which are used in connection with the Business of the Company Group.

26.                               Labor Agreements and Actions.

(a)                                 None of the Key Employees or any group of employees of the members of the Company Group intends to terminate their employment with the members of the Company Group, nor do the members of the Company Group have a present intention to terminate the employment of any of the foregoing. Subject to applicable Law, the employment of each employee of the members of the Company Group is terminable at will.

(b)                                 No member of the Company Group is a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employment compensation agreement other than those set forth in Section 26(b) of the Disclosure Schedule. The members of the Company Group have entered into employment contracts with their respective employees as required under all applicable Laws and have complied in all material respects with all applicable Laws related to employment, and none of the members of the Company Group have any union organization activities, threatened or actual strikes or work stoppages or material grievances. None of the members of the Company Group are bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, other than as set forth in Section 26(b) of the Disclosure Schedule. Each member of the Company Group maintains, and has fully funded, any pension plan and any other labor related plans that is required by Law or by contract to maintain. Except otherwise disclosed in Section 26(b) of the Disclosure Schedule, each member of the Company Group is in compliance with any Law relating to its provision of any form of social insurance (the “Social Insurance”), and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law.

(c)                                  Each Key Employee of the members of the Company Group is currently devoting substantially all of his or her business time to the current and planned conduct of the business of the applicable member of the Company Group and no Key Employee is currently working or plans to work for any other Person that competes with any member of the Company Group, whether or not such Key Employee is or will be compensated by such Person.

(d)                                 The employment agreement dated January 30, 2010 between the Company and Samuel Li constitutes the entire agreement between the Company and Samuel Li with respect to the subject matter thereof. This employment agreement has not been amended or terminated, and no member of the Company Group has entered into any other employment agreement with Samuel Li prior to the Closing.

27.                               Insurance. Section 27 of the Disclosure Schedule attached hereto accurately summarizes all of the insurance policies or programs of each member of the Company Group that

SCHEDULE D-16

is in effect, and indicates the amount and type of coverage. All such policies are in full force and effect and all premiums due thereon have been paid. All such insurance policies are underwritten by financially sound and reputable insurers, and are sufficient to satisfy all applicable Laws and cover all material risks associated with each member of the Company Group’s Businesses that are customarily insured against in such industry in the PRC. Each member of the Company Group has complied in all material respects with the terms and provisions of such policies. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated by the Transaction Documents.

28.                               Additional Contracts. Except for the Transaction Documents and the share purchase agreements pursuant to which the holders of the Preferred Shares subscribed for their shares, there are no other presently effective Contracts or arrangements, whether formal or informal, between the Founder and/or any member of the Company Group (including such Person’s directors, officers, shareholders and partners, as applicable) on the one hand and the holders of the Preferred Shares on the other. The rights, privileges and obligations of the holders of the Preferred Shares are limited to those set forth in the Transaction Documents, the share purchase agreements pursuant to which the holders of the Preferred Shares subscribed for their shares and applicable Law.

29.                               Advisors. Except as set forth in Section 29 of the Disclosure Schedule, no member of the Company Group has any Contract with any financial or other advisors who would be entitled to the payment of any fee in connection with the transactions contemplated by the Transaction Documents.

30.                               Regulation S. The Company is a “foreign issuer” (as such term is defined in Regulation S (the “Regulation S”) under the Securities Act) and the Company reasonably believes that there is no “substantial U.S. market interest” (as such term is defined in Regulation S) in the Company’s securities and the Company has implemented the necessary “offering restrictions” (as such term is defined in Regulation S).

31.                               Disclosure. The Company has made available to the Investors all the information regarding the members of the Company Group requested by the Investors for deciding whether to purchase the Purchase Shares. No representation or warranty of the Warrantors contained in this Agreement, in any certificate furnished or to be furnished to the Investors at the Closing under this Agreement, or in the Disclosure Schedule and any exhibit or attachment thereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Disclosure Schedule, there is no fact that the Company has not disclosed or otherwise made available to the Investors of which any Warrantor is aware and that has had or would reasonably be expected to have, as of the date of such disclosure, a Material Adverse Effect upon the Company Group.

32.                               Nondisclosure Agreements. Each of the employees of each member of the Company Group as listed in Part B of Schedule E has signed nondisclosure agreements with such member of the Company Group a form reasonably satisfactory to the Investors.

SCHEDULE D-17

33.                               Accuracy of Due Diligence Materials. Each of the materials made available by the Company Group to the Investors, as of the date of this Agreement, reflects the position of the Company Group and is accurate, up to date and not misleading.

34.                               No Undisclosed Business. Except as set forth in Section 34 of the Disclosure Schedule, the sole business of the Company Group is the provision of car rental services in the PRC. No member of the Company Group is engaged in any other business including, without limit, in insurance, banking or financial services, telecommunications, public utility businesses or any other regulated businesses. The Founder does not have any interest in any business except the Company Group and, solely as a passive economic investor, in Aleph Inc.. Neither the Founder nor any Key Employees of the Company Group has breached any existing non-competition agreement entered into before the date of this Agreement.

35.                               Insolvency. No order has been made, no petition has been presented, no meeting has been convened to consider a resolution and no resolution has been passed for the winding up of any member of the Company Group. No administration order has been made or petition presented or application made for such an order and no administrator has been appointed or notice given or filed or step taken or procedure commenced with a view to the appointment of an administrator in respect of any member of the Company Group. No receiver has been appointed in respect of any member of the Company Group or all or any of its assets. No unsatisfied judgment is outstanding against any member of the Group. No event analogous to any of the foregoing has occurred in relation to the Company Group. No member of the Company Group (a) is unable to pay its debts as they fall due or (b) has aggregate liabilities that are greater than its aggregate assets.

36.                               Ownership by the Founder. The Founder holds, and has always held, all his interest in the Company Group on his own account and not as a nominee of any other Person.

37.                               U.S. Office of Foreign Assets Control: No member of the Company Group or any of their respective officers, employees, directors or agents ((a) and (b) collectively, “Relevant Persons”) has engaged directly or indirectly in transactions connected with any of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or otherwise engaged directly or indirectly in transactions connected with any government, country or other entity or person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control, including those designated on its list of Specially Designated Nationals and Blocked Persons and no Relevant Person is any such person or entity.

38.                               Non-compete. There is no non-compete agreement or other similar commitment to which any member of the Company Group is a party that would impose restrictions upon the Investors or its Affiliates.

39.                               Liabilities in Earlier Transactions. Except as disclosed in the Disclosure Schedule, no member of the Company Group has (a) given any representation or warranty in connection with any previous issuance of securities which was untrue when made and/or repeated or (b) failed to comply with any covenant, agreement or undertaking made with or given to any person in connection with any previous issuance of securities or in connection with any shareholders agreement in force at any time before Closing.

SCHEDULE D-18

No Breach of Shareholder Rights. None of the transactions contemplated under any of the Transaction Documents is in breach of any anti-dilution rights, rights of first refusal, pre-emptive rights, put or call rights or similar rights of any existing Shareholders in relation to the securities of the Company.

SCHEDULE D-19

SCHEDULE E

LIST OF KEY EMPLOYEES OF THE COMPANY GROUP

Part A: Key Employees:

Part B: Employees to enter into a non-competition agreement and non-disclosure agreement:

SCHEDULE F

LIST OF CITIES

Lanzhou

Taiyuan

Hangzhou

Qingdao

Huifang

Zibo

EXHIBIT 1

FORM OF AMENDED ARTICLES

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

EHI AUTO SERVICES LIMITED

(Adopted by Special Resolution on April 14, 2014, effective on April 16, 2014)

1.                                      The name of the Company is eHi Auto Services Limited.

2.                                      The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2013 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                      The authorized capital of the Company shall be US$500,000, divided into 420,628,011 Common Shares with a par value of US$0.001 per share, 10,427,373 Class A Preferred Shares with a par value of US$0.001 per share, 5,000,000 Series A Preferred Shares with a par value of US$0.001 per share, 12,123,314 Series B Preferred Shares with a par value of US$0.001 per share, 18,721,302 Series C Preferred Shares with a par value of US$0.001 per share, 10,000,000 Series D Preferred Shares with a par value of US$0.001 per share and 23,100,000 Series E Preferred Shares with a par value of US$0.001 per share, each with power for the Company insofar as is permitted by applicable law and the Articles of Association, to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (2013 Revision) and, subject to

1

the provisions of the Companies Law (2013 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.                                      Capitalized terms used herein but not otherwise defined shall have the same meaning as defined in the Eighth Amended and Restated Articles of Association of the Company adopted by a Special Resolution on the even date herewith.

[The remainder of this page has been left intentionally blank]

2

THE COMPANIES LAW (2013 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

EHI AUTO SERVICES LIMITED

(Adopted by Special Resolution on April 14 2014, effective on April 16, 2014)

1.                                      In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Common Shares” means all Common Shares issued by the Company after December 11, 2013; provided, that the term “Additional Common Shares” does not include the Exempted Shares.

“Additional Series E Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated April 16, 2014, regarding the issuance of the additional Series E Preferred Shares, as the same may be amended.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Amended IRA” means the Third Amended and Restated Investor’s Rights Agreement entered into among the Company, all Shareholders of the Company, and certain other parties thereto, as the same may be amended.

“Articles” or “Articles of Association” means these Articles of Association of the Company as altered from time to time.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands, U.S. or Hong Kong.

“CDH” means CDH Car Rental Service Limited.

“Change of Control Event” means (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other Person or any other corporate reorganization in which the Members immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which at least a majority of the Company’s voting power is transferred; or (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole) to a third party unaffiliated with any member of the Company Group.

“Class A Preferred Shares” means the Class A redeemable convertible preferred shares, par value of US$0.001 per share, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Closing” has the meaning specified in the Series E Share Purchase Agreement.

“Common Shares” means the common shares of the Company, par value US$0.001 per share.

“Common Share Equivalents” means warrants, Options and rights exercisable for Common Shares or securities convertible into or exchangeable for Common Shares, including, without limitation, the Preferred Shares.

“Company” means eHi Auto Services Limited, an exempted company organized and existing under the laws of the Cayman Islands.

“Company Group” means the Company and the PRC Entities, together with each Subsidiary and each operational branch of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than 50% of the voting power. The particulars of the members of the Company Group as at the date of the Series E Share Purchase Agreement are specified in the Series E Share Purchase Agreement.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management, policies or activities of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person, The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price” has the meaning specified in Article 6A(iii)(4)(d).

“Conversion Share” has the meaning specified in Article 6A(iii)(4)(c).

“Crawford” means The Crawford Group, Inc.

“Crawford Default” means that Crawford is in breach of its non-compete obligations under Section 7.17 of the Series D Share Purchase Agreement and such breach is not cured by Crawford within 90 days of Crawford’s receipt of written notice thereof from the Company.

“Ctrip” means Ctrip Investment Holding Ltd.

“Directors” or “Director” means members or a member of the Board.

“Equity Securities” means any Common Shares or Common Share Equivalents of the Company.

“Exempted Issuances” has the meaning specified in the definition of “New Securities” in the Amended IRA;

“Exempted Shares” means any Shares issued pursuant to an Exempted Issuance.

“Founder” means Mr. Ruiping Zhang, the holder of United States passport number 711188529.

“Founder Directors” or “Founder Director” has the meaning specified in Article 73(a).

“Fully Diluted Basis” means that all options, warrants or other rights of any kind (whether vested or unvested) to acquire Common Shares and all securities convertible or exchangeable into Common Shares (or into options, warrants or other rights of any kind to acquire Common Shares) outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be, and the Common Shares issuable as a result thereof shall be deemed to have been fully issued and to form part of the holdings of the Person(s) entitled to receive such Common Shares.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“GS” means GS Car Rental HK Limited and GS Car Rental HK Parallel Limited.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Ignition” means Ignition Growth Capital I, L.P. and Ignition Growth Capital Managing Directors Fund I, LLC.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investor Directors” or “Investor Director” has the meaning specified in Article 73(a).

“JAFCO” means JAFCO Asia Technology Fund IV.

“Junior Securities” has the meaning specified in Article 6A(ii).

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning specified in Article 6A(iii)(2)(b).

“Material Adverse Effect” has the meaning set forth in the Series E Share Purchase Agreement.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the memorandum of association of the Company adopted by the Members of the Company pursuant to the Statute.

“month” means calendar month.

“Observer” has the meaning specified in Article 73(e).

“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire the Common Shares or Common Share Equivalents.

“Ordinary Resolution” means a resolution passed at a general meeting of the Company by a simple majority of the votes cast.

“Original Class A Preferred Issue Price” means US$3.89.

“Original Issue Date” means the date, as the case may be, on which the first Class A Preferred Share, the first Series A Preferred Share, the first Series B Preferred Share, the first Series C Preferred Share, the first Series D Preferred Share or the first Series E Preferred Share was issued.

“Original Preferred Issue Price” means the Original Class A Preferred Issue Price, the Original Series A Preferred Issue Price, the Original Series B Preferred Issue Price, the Original Series C Preferred Issue Price, the Original Series D Preferred Issue Price or the Original Series E Preferred Issue Price, as the case may be.

“Original Series A Preferred Issue Price” means US$1.00.

“Original Series B Preferred Issue Price” means US$2.00 for Series B Preferred Shares issued on the Original Issue Date for Series B Preferred Shares, and otherwise means US$2.20.

“Original Series C Preferred Issue Price” means US$3.11.

“Original Series D Preferred Issue Price” means US$4.75.

“Original Series E Preferred Issue Price” means US$5.50.

“paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Companies” has the meaning as set forth in the Additional Series E Share Purchase Agreement.

“PRC Entities” means the WFOEs together with the PRC Companies.

“Preferred Shareholder” means any holder of the Preferred Shares.

“Preferred Shares” means collectively, the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares, and each a “Preferred Share”.

“Qiming” means Qiming Venture Partners II, L.P., Qiming Venture Partners II-C, L.P. and Qiming Managing Directors Fund II, L.P.

“Qualified IPO” means a fully underwritten public offering by the Company of its Common Shares (or securities representing its Common Shares) or (with the consent of a majority of Investor Directors) by any other member of the Company Group of such member’s shares pursuant to a registration statement that is filed with and declared effective by the Governmental Authority in accordance with relevant securities Laws of any jurisdiction and listed on the main board of the Hong Kong Stock Exchange, New York Stock Exchange, NASDAQ, a stock exchange in the PRC or another internationally recognized stock exchange accepted by Ctrip, GS, Crawford (so long as no Crawford Default has occurred), in any case with the gross offering proceeds going to the Company of at least US$60,000,000 and with a market capitalization of the Company no less than US$600,000,000, which shall be calculated based on the offering price in such public offering and the total number of the Company’s shares outstanding immediately after such public offering on a Fully Diluted Basis, provided that the foregoing thresholds of gross offering proceeds and market capitalization may be adjusted downwards by the Board of Directors (including the affirmative vote of a majority of the Investor Directors).

“Redemption Amount” has the meaning specified in Article 6A(iii)(4)(c)(i).

“Redemption Date” has the meaning specified in Article 8(iii)(1)(a).

“Redemption Notice” has the meaning specified in Article 8(iii)(1)(a).

“Redemption Price” has the meaning specified in Article 8(iii)(1)(d).

“Registered Office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 27.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Directors” or “Series A Director” has the meaning specified in Article 73(a).

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Preferred Shares Purchase Agreement dated as of May 23, 2008 by and among the Company, the Founder, the PRC Entities and other parties thereto, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series B Director” has the meaning specified in Article 73(a).

“Series B Preferred Shares” means the Series B redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to that certain Share Purchase Agreement dated as of July 8, 2009 by and among the Company, the Founder, the PRC Entities and the Series B Investors thereto, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series C Director” has the meaning specified in Article 73(a).

“Series C Preferred Shares” means the Series C redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series

C Share Purchase Agreement, the rights, privileges and preferences of which are specified in these Articles and the Amended IRA.

“Series C Redemption Event” has the meaning specified in Article 8(iii)(1)(i).

“Series C Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated August 26, 2010, regarding the issuance of the Series C Preferred Share, as amended.

“Series D Directors” or “Series D Director” has the meaning set forth in Article 73(a).

“Series D Preferred Shares” means the Series D redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series D Share Purchase Agreement.

“Series D Redemption Event” has the meaning specified in Article 8(iii)(1)(j).

“Series D Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated March 26, 2012, regarding the issuance of the Series D Preferred Shares, as the same may be amended.

“Series E Director” has the meaning set forth in Article 73(a).

“Series E Preferred Shares” means the Series E redeemable convertible preferred shares, par value of US$0.001 per share, issued by the Company pursuant to the Series E Share Purchase Agreement.

“Series E Redemption Event” has the meaning specified in Article 8(iii)(1)(k).

“Series E Share Purchase Agreement” means the Share Purchase Agreement entered into by and among the Company and the other parties thereto, dated December 11, 2013, regarding the issuance of the Series E Preferred Shares, as the same may be amended.

“Shares” means Common Shares and Preferred Shares, and may also be referenced as “share” and includes any fraction of a share.

“Special Resolution” has the same meaning as set forth in the Statute and includes a resolution approved in writing as described therein.

“Statute” means the Companies Law (2013 Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Entities and any other Subsidiary to be established by any of them from time to time.

“WFOEs” means Shuzhi Information Technology (Shanghai) Co., Ltd. and eHi Auto Services (Jiangsu) Co., Ltd.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.                              The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                              The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                              The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under the Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.                              Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                              Subject to Section 4 of the Amended IRA, as amended from time to time, and the provisions in these Articles (including but not limited to Article 6A) and to any resolution of the Members to the contrary, and without prejudice to any special rights of the Preferred Shares, the Board shall have the power to issue any unissued shares of the Company and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as it may determine. The Company shall not issue shares in bearer form.

6A                                (i)                                     CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles, the authorized capital of the Company shall be US$500,000 divided into 420,628,011 Common Shares with a par value of US$0.001 per share, 10,427,373 Class A Preferred Shares with a par value of US$0.001 per share, 5,000,000 Series A Preferred Shares with a par value of US$0.001 per share, 12,123,314 Series B Preferred Shares with a par value of US$0.001 per share, 18,721,302 Series C Preferred Shares with a par value of US$0.001 per share, 10,000,000 Series D Preferred Shares with a par value of US$0.001 per share, and 23,100,000 Series E Preferred Shares with a par value of US$0.001 per share.

(ii)                                  RANKING

In accordance with Article 6A(iii)(2), the Series E Preferred Shares shall rank, upon liquidation, senior and prior to the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series E Preferred Shares, the Series D Preferred Shares shall rank, upon liquidation, senior and prior to the Series C Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series D Preferred Shares, the Series C Preferred Shares shall rank, upon liquidation, senior and prior to the Series B Preferred Shares, the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series C Preferred Shares, the Series B Preferred Shares shall rank, upon liquidation, senior and prior to the Series A Preferred Shares, the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series B Preferred Shares, the Series A Preferred Shares shall rank, upon liquidation, senior and prior to the Class A Preferred Shares, the Common Shares and all other classes or series of shares issued by the Company. In accordance with Article 6A(iii)(2), secondary to the Series A Preferred Shares, the Class A Preferred Shares shall rank, upon liquidation, senior and prior to the Common Shares and all other classes or series of shares issued by the Company. All securities of the Company to which the Preferred Shares rank prior, with respect to dividends and upon liquidation, including, without limitation, the Common Shares, are collectively referred to herein as “Junior Securities”.

(iii)                               DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

(1)                 Dividends.

(a) Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 6A), the Board may from time to time declare dividends and other distributions on the outstanding shares of the

Company and authorize payment of the same out of the funds of the Company legally available therefor. The Preferred Shares shall, with respect to any dividend and other distributions on shares of the Company, rank senior to the Junior Securities. Unless and until any dividends or other distributions in like amount have been paid in full on the Preferred Shares (on an as-converted basis), the Company shall not declare, pay or set apart for payment, any dividend on any Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property.

(b) If the Company has declared or accrued but unpaid dividends with respect to any Preferred Share upon the conversion of such share as provided in Article 6A(iii)(4), then all such declared or accrued but unpaid dividends on such Preferred Share to be converted shall be converted into the Common Shares pursuant to Article 6A(iii)(4) at the then-effective applicable Conversion Price on the same basis as such Preferred Share to be converted.

(2)                 Liquidation.

(a) Liquidation Preferences. Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, the assets of the Company legally available for distribution to the Shareholders shall be distributed in the following order:

(i)                     Before any distribution or payment shall be made to the holders of any Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Class A Preferred Shares or Junior Securities, each holder of the Series E Preferred Shares shall be entitled to receive, with respect to the Series E Preferred Shares then held by such holder, an amount equal to the sum of:

(x)                 100% of the aggregate price paid to the Company for the issuance of such Series E Preferred Shares;

(y)                 an amount thereon equal to a (i) 15% per annum rate of return, compounded annually, from the date of issuance of such Series E Preferred Shares if such Liquidation Event has been initiated pursuant to a demand made by a holder of Series E Preferred Shares under Article 8(iii)(6), and (ii) otherwise, 6% per annum rate of return, compounded annually, from the date of issuance of such Series E Preferred Shares; and

(z)                  all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series E Preferred Shares, then such assets shall be distributed among the holders of the Series E Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii)                  After setting aside or paying in full the amounts due to the holders of the holders of the Series E Preferred Shares under Article 6A(iii)(2)(a)(i), before any distribution or payment shall be made to the holders of any Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares, Class A Preferred Shares or Junior Securities, each holder of the Series D Preferred Shares shall be entitled to receive, with respect to the Series D Preferred Shares then held by such holder, an amount equal to the sum of:

(A)               (x) 100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares;

(y) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series D Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares, or

(B)               if such Liquidation Event has been initiated by a demand made by a holder of Series D Preferred Shares pursuant to Article 8(iii)(6),

(x) 100% of the aggregate price paid to the Company for the issuance of such Series D Preferred Shares;

(y) an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series D Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(i) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series D Preferred Shares, then such assets shall be distributed among the holders of the Series D Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iii) After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares and the Series D Preferred Shares under Article 6A(iii)(2)(a)(i) and Article 6A(iii)(2)(a)(ii), before any distribution or payment shall be made to the holders of any Series B Preferred Shares, Series A Preferred Shares, Class A Preferred Shares or Junior Securities, each holder of the Series C Preferred Shares shall be entitled to receive, with respect to the Series C Preferred Shares then held by such holder, an amount equal to the sum of:

(A)               (x) 100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares;

(y) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares, or

(B)               if such Liquidation Event has been initiated by a demand made by a holder of Series C Preferred Shares pursuant to Article 8(iii)(6),

(x) 100% of the aggregate price paid to the Company for the issuance of such Series C Preferred Shares;

(y) an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Series C Preferred Shares; and

(z) all dividends declared and unpaid with respect to such shares.

If, upon any such Liquidation Event, and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(ii) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series C Preferred Shares, then such assets shall be distributed among the holders of the Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iv) After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii) and 6A(iii)(2)(a)(iii), before any distribution or payment shall be made to the holders of any Series A Preferred Shares, Class A Preferred Shares or any Junior Securities, each holder of the Series B Preferred Shares shall be entitled to receive, with respect to the Series B Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series B Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series B Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares. If, upon any such Liquidation Event and after full payment of the liquidation preference under Article 6A(iii)(2)(a)(ii) and 6A(iii)(2)(a)(iii) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series B Preferred Shares, then such assets shall be distributed among the holders of the Series B Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(v) After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and Series B Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii) and Article 6A(iii)(2)(a)(iv), before any distribution or payment shall be made to the holders of any Class A Preferred Shares or Junior Securities, each holder of the Series A Preferred Shares shall be entitled to receive, with respect to the Series A Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Series A Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Series A Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares. If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii) and Article 6A(iii)(2)(a)(iv) above, the remaining assets of the

Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares, then such assets shall be distributed among the holders of the Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(vi) After setting aside or paying in full the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv) and Article 6A(iii)(2)(a)(v), before any distribution or payment shall be made to the holders of any Junior Securities, each holder of the Class A Preferred Shares shall be entitled to receive, with respect to the Class A Preferred Shares then held by such holder, an amount equal to 100% of the price paid to the Company for the issuance of such Class A Preferred Shares, plus (i) an amount thereon equal to a 6% per annum rate of return, compounded annually, from the date of issuance of such Class A Preferred Shares, and (ii) all dividends declared and unpaid with respect to such shares. If, upon any such Liquidation Event and after full payment of the amounts due to the holders of the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares under Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv) and Article 6A(iii)(2)(a)(v) above, the remaining assets of the Company legally available for distribution shall be insufficient to make payment of the foregoing amounts in full on all the Class A Preferred Shares, then such assets shall be distributed among the holders of the Class A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(vii) After distribution or payment in full of the amounts distributable or payable pursuant to Article 6A(iii)(2)(a)(i), Article 6A(iii)(2)(a)(ii), Article 6A(iii)(2)(a)(iii), Article 6A(iii)(2)(a)(iv), Article 6A(iii)(2)(a)(v) and Article 6A(iii)(2)(a)(vi), the remaining assets of the Company legally available for distribution shall be distributed ratably among the holders of the outstanding Shares on an as-converted to Common Shares basis.

(b) Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Article 6A(iii)(2) unless waived in writing by Ctrip (so long as Ctrip continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), Crawford (provided that Crawford’s waiver shall not be required if a Crawford Default has occurred, or if then Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis), GS (so long as GS continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis), CDH (so long as CDH continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis) and Qiming (so long as Qiming continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis): (i) any liquidation, winding-up, or dissolution of any member of the Company Group, (ii) any merger, amalgamation or consolidation of any member of the Company Group with or into any Person, or any other corporate reorganization, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the Equity Securities or voting power of the surviving entity immediately following the consummation of such transaction or series of transactions, (iii) any sale of all or substantially all of the assets of any member of the

Company Group to a third party unaffiliated with any member of the Company Group, including for the purposes of this clause (iii), the equity securities and/or contractual arrangements by which any member of the Company Group owns and/or Controls any other Company Group member and the licenses and permits necessary to conduct the business of the Company Group in the PRC, (iv) the exclusive licensing of all or substantially all of the Intellectual Property of any member of the Company Group to a third party unaffiliated with any member of the Company Group, or (v) the transfer (whether by merger, reorganization or other transaction) in which a majority of the outstanding voting power of the Company is transferred (excluding any sale of Shares by the Company for capital raising purposes).

(3)                 Voting Rights.

Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to the other requirements of this Article 6A), at all general meetings of the Company: (i) the holder of Common Shares issued and outstanding shall have one (1) vote in respect of each Common Share held by such holder, and (ii) each Preferred Shareholder shall be entitled to such number of votes with respect to all the Preferred Shares held by such Preferred Shareholder as equals the whole number of Common Shares into which such Preferred Shareholder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the Preferred Shareholders shall vote together with the holders of Common Shares, and not as a separate class or series, on all matters put before the Members.

(4)                 Conversion of Preferred Shares.

The Preferred Shareholders shall have the rights described below with respect to the conversion of the Preferred Shares into Common Shares. The number of Common Shares to which a Preferred Shareholder shall be entitled upon conversion of one (1) Preferred Share in accordance with Article 6A(iii)(4)(a) and Article 6A(iii)(4)(b) shall be the quotient of the applicable Original Preferred Issue Price divided by the then-effective applicable Conversion Price. Any Common Shares issued upon the conversion of any Series E Preferred Shares, any Series D Preferred Shares, any Series C Preferred Shares, any Series B Preferred Shares, any Series A Preferred Shares or any Class A Preferred Shares shall rank pari passu in all respects with the then existing Common Shares.

(a)               Optional Conversion.

(i) Subject to and in compliance with the provisions of this Article 6A(iii)(4)(a) and subject to complying with the requirements of the Statute, each Preferred Share may, at the sole option of the holder thereof, be converted at any time and from time to time after the relevant Original Issue Date into fully paid and nonassessable Common Shares based on the then-effective applicable Conversion Price in accordance with this Article 6A(iii)(4).

(ii) Any Preferred Shareholder who desires to convert its Preferred Shares into Common Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such Preferred Shareholder has elected to convert such Preferred Shares. Such notice shall state the number of Preferred Shares being converted (whether all or some only). Thereupon, the Company shall promptly record such conversion in its register of Members and issue and deliver to such Preferred Shareholder at the address specified by such Preferred Shareholder a certificate or certificates for the number of Common Shares to which such Preferred Shareholder is entitled and, if the conversion is of part only of a holding, a new certificate for the balance of Preferred Shares retained by such Preferred Shareholder. No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a Preferred Shareholder upon the conversion of the Preferred Shares (after aggregating all fractional Common Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the Person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares on such date.

(b)               Automatic Conversion.

(i) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, all of the Preferred Shares shall automatically be converted into Common Shares based on the then-effective applicable Conversion Price immediately prior to the closing of a Qualified IPO in accordance with this Article 6A(iii)(4). Without limiting the application of the foregoing, all Series E Preferred Shares or Series D Preferred Shares or Series C Preferred Shares or Series B Preferred Shares or Series A Preferred Shares shall also automatically be converted into Common Shares based on the then-effective applicable Conversion Price on the date specified by a written consent signed by the holders representing a majority of the then outstanding Series E Preferred Shares or Series D Preferred Shares or Series C Preferred Shares or Series B Preferred Shares or Series A Preferred Shares.

(ii) The Company shall not be obligated to issue certificates for any Common Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder of such Preferred Shares notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly record such conversion in its register of Members and issue and deliver to the Preferred Shareholder thereof at the address specified by such Preferred Shareholder a certificate or certificates for the number of Common Shares to which the Preferred Shareholder is entitled. No fractional Common Shares shall be issued upon conversion of the Preferred Shares, and the number of Common Shares to be so issued to a Preferred Shareholder of converting Preferred Shares (after aggregating all fractional Common Shares that would be issued to such Preferred Shareholder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any Person entitled to receive Common Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Common Shares on the date of such conversion.

(c)                Mechanics of Conversion. The conversion hereunder of each Preferred Share (each, a “Conversion Share”, and collectively, the “Conversion Shares”) shall be effected in the following manner:

(i) The Company shall redeem the Conversion Share for aggregate consideration (the “Redemption Amount”) equal to (i) the aggregate par value of any capital shares of the Company to be issued upon such conversion and (ii) the aggregate value, as determined by the Board (including the affirmative vote of a majority of Investor Directors ), of any other assets which are to be distributed upon such conversion.

(ii) Concurrent with the redemption of the Conversion Share, the Company shall apply the Redemption Amount for the benefit of the holder of the Conversion Share to pay for any Common Shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

(iii) Upon application of the Redemption Amount, the Company shall issue to the holder of the Conversion Share all Common Shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

(d)               Initial Conversion Price. The “Conversion Price” shall mean the applicable conversion price for the respective Preferred Share to convert into Common Share(s) at the option of the holder thereof or automatically pursuant to Article 6A(iii)(4)(a) or Article 6A(iii)(4)(b), as the case may be. The Conversion Price for the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares shall initially be the Original Class A Issue Price, the Original Series A Preferred Issue Price, the Original Series B Preferred Issue Price, the Original Series C Preferred Issue Price, the Original Series D Preferred Issue Price and the Original Series E Preferred Issue Price, respectively, and each shall be adjusted from time to time as provided below in Article 6A(iii)(4)(e). For the avoidance of doubt, the initial conversion ratio for each Preferred Share to Common Share(s) shall be 1:1, subject to adjustment from time to time of the Conversion Price as provided below in Article 6A(iii)(4)(e).

(e)                Adjustments to Conversion Price.

(i) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Common Shares into a smaller number of shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Common Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution solely to the holders of Common Shares payable in additional Common Shares, the applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the applicable Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Common Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Common Shares or Common Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Common Shares issuable thereon, the amount of securities of the Company which the holder of such Preferred Share would have received had the Preferred Shares been converted into Common Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Common Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such Preferred Share would have received had the Preferred Shares been converted into Common Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v) Sale of Shares below the Conversion Price.

(A) Adjustment of Conversion Price for Preferred Shares Upon Issuance of Additional Common Shares. In the event the Company shall at any time or from time to time after the Original Issue Date of the Series E Preferred Shares, issue or sell any Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Article 6A(iii)(4)(e)(vi)), without consideration or for a consideration per share less than the applicable Conversion Price for Preferred Shares in effect immediately prior to such issue, then as of the opening of business on the date of such issue or sale, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula (As Adjusted):

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

i) “CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Common Shares;

ii) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Common Shares;

iii) “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all Equity Securities (assuming the exercise, conversion and exchange of any Common Share Equivalents) immediately prior to such issue);

iv) “B” shall mean the number of Common Shares that would have been issued if such Additional Common Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

v) “C” shall mean the number of such Additional Common Shares issued in such transaction.

(B)          Determination of Consideration. For the purpose of making any adjustment to the Conversion Price or the number of Common Shares issuable upon conversion of the Preferred Shares, as provided above:

i)              To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

ii)             To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, including the affirmative vote of a majority of Investor Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

iii)            If Additional Common Shares or Common Share Equivalents exercisable, convertible or exchangeable for Additional Common Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Common Shares or such Common Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, including the affirmative vote of a majority of Investor Directors) to be allocable to such Additional Common Shares or Common Share Equivalents.

(C)          No Exercise. If all of the rights to exercise, convert or exchange any Common Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price as adjusted upon the issuance of such Common Share Equivalents, shall be readjusted to the Conversion Price which would have been in effect had such adjustment not been made.

(vi)     Deemed Issue of Additional Common Shares

(A)          In the event the Company shall at any time or from time to time after the Original Issue Date of the Series E Preferred Shares, issue any Common Share Equivalents (excluding Common Share Equivalents which are themselves Exempted Shares or which are issued pursuant to the Series E Share Purchase Agreement or the Additional Series E Share Purchase Agreement) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Common Share Equivalents, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Common Share Equivalents shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration received by the Company upon the issuance of such Common Share Equivalents plus the minimum aggregate additional consideration payable to the Company on conversion, exchange or exercise thereof (without taking into account potential anti-dilution adjustments).

(B)          If the terms of any Common Share Equivalents, the issuance of which resulted in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Share Equivalents) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Common Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price for Preferred Shares computed upon the original issue of such Common Share Equivalents (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price for Preferred Shares as would have been obtained had such revised terms been in effect upon the original date of issuance of such Common Share Equivalents. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the applicable Conversion Price for Preferred Shares to an amount which exceeds the lower of (i) the applicable Conversion Price for Preferred Shares in effect immediately prior to the original adjustment made as a result of the issuance of such Common Share Equivalents, or (ii) the applicable Conversion Price for Preferred Shares that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Common Share Equivalents) between the original adjustment date and such readjustment date.

(C)          If the terms of any Common Share Equivalents (excluding Common Share Equivalents which are themselves Exempted Shares or which are issued pursuant to the Series E Share Purchase Agreement or the Additional Series E Share Purchase Agreement), the issuance of which did not result in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v) (either because the consideration per share (determined pursuant to Article 6A(iii)(4)(e)(v)(B)) of the Additional Common Shares subject thereto was equal to or greater than the applicable Conversion Price for Preferred Shares then in effect, or because such Common Share

Equivalent was issued before the Original Issue Date for the Series E Preferred Shares), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Common Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Common Share Equivalents) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Common Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Common Share Equivalents, as so amended or adjusted, and the Additional Common Shares subject thereto (determined in the manner provided in Article 6A(iii)(4)(e)(vi)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)          Upon the expiration or termination of any unexercised, unconverted or unexchanged Common Share Equivalents (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price for Preferred Shares pursuant to the terms of Article 6A(iii)(4)(e)(v), the applicable Conversion Price for Preferred Shares shall be readjusted to such Conversion Price for such Preferred Shares as would have been obtained had such Common Share Equivalents (or portion thereof) never been issued.

(E)           If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Common Share Equivalents, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Common Share Equivalents is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price for Preferred Shares provided for in this Article 6A(iii)(4)(e)(vi) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Article 6A(iii)(4)(e)(vi)). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Common Share Equivalent, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Common Share Equivalent is issued or amended, any adjustment to the applicable Conversion Price for Preferred Shares that would result under the terms of this Article 6A(iii)(4)(e)(vi) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price for Preferred Shares that such issuance or amendment took place at the time such calculation can first be made.

(vii)    Other Dilutive Events. In case any event shall occur at any time or from time to time after the Original Issue Date of the Series E Preferred Shares as to which the other provisions of this Article 6A(iii)(4) are not strictly applicable, but the failure to make any adjustment to the applicable Conversion Price for the Preferred Shares would not fairly protect the conversion rights of such Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 6A(iii)(4), necessary to preserve, without dilution, the conversion rights of the Preferred Shares. If any holder of the then outstanding Preferred Shares shall reasonably and in good faith disagree with such determination by the

Company, then the Company shall appoint an accounting firm of international standing and reputation, which shall give their opinion as to the appropriate adjustment, if any, on the basis described above. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of such Preferred Shares and shall make the adjustments described therein.

(viii)   Certificate of Adjustment. In the case of any adjustment or readjustment of the applicable Conversion Price for any series of the Preferred Shares, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Common Shares issued or sold or deemed to be issued or sold, (iii) the applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Common Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(ix)   Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price for any series of the Preferred Shares or the number or character of any series of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such series of Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(x)      Reservation of Shares Issuable Upon Conversion. The Company shall not issue any Common Shares from its authorized but unissued Common Shares if, following such issuance, the number of its authorized but unissued Common Shares would be insufficient to effect the conversion of all then outstanding Preferred Shares. If at any time the number of authorized but unissued Common Shares of the Company shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

(xi)     Notices. Any notice required or permitted pursuant to this Article 6A(iii)(4) shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xii)    Payment of Taxes. The Company will pay all taxes, if any, (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the Common Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Common Shares in a name other than that in which the Preferred Shares so converted were registered.

(5)      [Intentionally omitted]

(6)      Protective Provisions.

(a)        Matters Requiring Special Consent from Preferred Shareholders. Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, for so long as any Preferred Share remains outstanding, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not take any of the following actions (except for those taken to consummate the Qualified IPO) without the prior written consent of holders of (i) 51% of the then outstanding Series A Preferred Shares (voting separately on an as converted basis), (ii) 45% of the then outstanding Series B Preferred Shares (including affirmative consent by CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) (voting separately on an as converted basis), (iii) 50% of the then outstanding Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares) (voting separately on an as converted basis), (iv) 50% of the then outstanding Series D Preferred Shares (voting separately on an as converted basis) (including Crawford as long as it holds more than one-third of the then outstanding Series D Preferred Shares but provided that Crawford’s prior written consent shall be deemed to have been given, and Crawford shall not have the power to block any actions, if a Crawford Default has occurred, or if Crawford holds less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis), and (v) 51% of the then outstanding Series E Preferred Shares (voting separately on an as converted basis) (including Ctrip as long as it holds no less than 4.5% of the Company’s then total outstanding share capital on a Fully Diluted Basis); provided, that where any such action requires the special resolutions of the Members in accordance with the Statute, and the said prior written consent has not been obtained, the holders of the then outstanding Preferred Shares voting against the resolution shall have the same number of votes as those who vote in favour of such resolution plus one (for the purpose of this Article 6A(iii)(6), the term “Company” below shall also include each other member of the Company Group from time to time where applicable):

(i)          Substantially cease to conduct or carry on the business of any member of the Company Group as now conducted or materially change its business activities;

(ii)         Sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any member of the Company Group;

(iii)        Except for the Exempted Issuances, increase, reduce or cancel the authorized or issued share capital of any member of the Company Group or issue, allot, purchase or redeem any shares or securities convertible into or exchangeable for or otherwise carrying a right of subscription in respect of the Shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of Shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Preferred Shareholders in the Company or adversely affecting their rights in respect of any outstanding bonds, warrants or options;

(iv)       Make any distribution of profits amongst the shareholders by way of dividend (interim and final), capitalization of reserves or otherwise;

(v)        Amend the accounting policies previously adopted or change the fiscal year of any member of the Company Group;

(vi)       Appoint or change the auditors of any member of the Company Group;

(vii)      Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other Intellectual Property owned by any member of the Company Group;

(viii)     Pass any resolution for the winding up of any member of the Company Group or undertake any merger or restructuring (including but not limited to Change of Control Events) or Liquidation Event concerning any member of the Company Group or apply for the appointment of a receiver, manager or judicial manager or like officer;

(ix)       Make any alteration or amendment to the memorandum and articles of association or any other charter documents of any member of the Company Group;

(x)        Dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries, including the PRC Entities;

(xi)       Approve any transfer of shares in any member of the Company Group;

(xii)      Amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the holders of Preferred Shares;

(xiii)     Take any action that authorizes, creates or issues shares of any class of stocks having preferences superior to or on parity with the Preferred Shares;

(xiv)     Take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Shares;

(xv)         Amend the Company’s Memorandum and Articles;

(xvi)        Amend any existing warrant to purchase Shares in the Company;

(xvii)       Enter into or amend any agreement subject to Section 8.15 of the Amended IRA; and

(xviii)      Enter into any agreement or undertaking to do any of the foregoing.

(b)      Matters Requiring Special Consent from Investor Directors. Notwithstanding anything to the contrary in the Memorandum and these Articles and in addition to such other limitations as may be provided in the Memorandum, these Articles, the Statute or any applicable Law at the competent jurisdiction where the relevant member of the Company Group is incorporated, for so long as any Preferred Share remains outstanding, the Company and the Founder shall procure that the Company and each other member of the Company Group shall not, without the prior written approval (either by signing a physical document or by email) of the Series E Director, at least one of the Series D Directors, the Series C Director, the Series B Director and at least one of the Series A Directors, take any of following action (except for those taken to consummate the Qualified IPO):

(i)       Appoint or settle the terms of appointment of any Managing Director, President, Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer or equivalent officers of any member of the Company Group;

(ii)      Settle or alter the terms of employment contract or salaries or bonuses or other incentives of the top six most highly paid employees of the Company Group or the terms of any non-compete covenants by any Key Employees as defined in the Additional Series E Share Purchase Agreement;

(iii)     Change the size or composition of the board of directors of any member of the Company Group;

(iv)     Approve any annual and quarterly budget including any capital expenditure plan of any member of the Company Group;

(v)      Make any equity investment in any corporate bodies or joint venture other than establishing wholly owned subsidiaries;

(vi)     Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business not exceeding an aggregate principal amount of RMB100,000,000 per annum;

(vii)    Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) (other than liens incurred in the ordinary course of business (including without limitation, those created pursuant to vehicle acquisitions) covering obligations not to exceed US$1,000,000 in the aggregate at any one time) on all or any of the undertaking, assets or rights of any member of the Company Group;

(viii)   Approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officer of any member of the Company Group, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder or officer of any member of the Company Group and any other related party transactions set out in Section 22 of Schedule D to the Additional Series E Share Purchase Agreement;

(ix)     Sign any property leases with annual rental commitment in excess of US$300,000;

(x)      Make capital expenditures of any item in excess of US$500,000 or in aggregate exceeding 25% of the approved annual budget, other than capital expenditure for purchasing operating vehicles in the ordinary course of business;

(xi)     Make capital expenditures or disposals not within the approved annual budget;

(xii)   Adopt or amend any employee stock option program or any other equity-based compensation plan or any bonus or incentive plan of any member of the Company Group (including but not limited to any amendment of the ESOP);

(xiii)  Enter into any related party transaction set out in Section 22 of Schedule D to the Additional Series E Share Purchase Agreement (whether as a single transaction or a series of related or unrelated transactions) in excess of US$100,000; and

(xiv)  Enter into any agreement or undertaking to do any of the foregoing.

TRANSFER OF SHARES

7.             Subject to Section 3 of the Amended IRA, as amended from time to time, and the provisions of these Articles (including but not limited to Article 6A), shares are transferable, and the Company will only register transfers of shares that are made in accordance with the Amended IRA and will not register transfers of shares that are not made in accordance with the Amended IRA. The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of Members in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.             (i)            Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), shares may be issued on the terms that they are, or at the option of the Company or the holders are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(ii)           Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided, that the manner of purchase has first been authorized by the Company in the general meeting and may make payment therefor in any manner authorized by the Statute, including out of capital.

(iii)          Notwithstanding any provisions to the contrary in this Article 8, the Preferred Shares shall not be redeemable at the option of holders of such Preferred Shares, except pursuant to this Article 8(iii):

(1)   Optional Redemption.

(a)      At any time and from time to time on or after June 30, 2016, holder(s) of at least 51% of the Class A Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Class A Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(a) shall deliver a written notice (the “Redemption Notice”) to the Company specifying the intended date of redemption, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice (the “Redemption Date”). Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(a), the Company shall forward a copy of such Redemption Notice to each holder of the Series A Preferred Shares, Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares or holder(s) of at least 45% of the Series E Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively on the same applicable Redemption Date, together with the Class A Preferred Shares, by written notice to the Company within 15 days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(a). For the avoidance of doubt, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares then outstanding and holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively at any time and from time to time on or after June 30, 2016, if holder(s) of the Class A Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(a). No redemption shall be effected under this Article 8(iii)(1)(a) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(b)      At any time and from time to time on or after June 30, 2016, holder(s) of at least 51% of the Series A Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series A Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(b) shall deliver a Redemption Notice to the Company specifying the intended date of redemption, which date shall be no less than thirty (30) days after the Redemption Date.

Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(b), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the Class A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares or holder(s) of at least 45% of the Series E Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Class A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively on the same applicable Redemption Date, together with the Series A Preferred Shares, by written notice to the Company within 15 days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(b). For the avoidance of doubt, holder(s) of at least 45% of the Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS as long as it holds more than one-third of the then outstanding Series C Preferred Shares), holder(s) of at least 50% of the Series D Preferred Shares then outstanding and holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively at any time and from time to time on or after June 30, 2016, if holder(s) of the Series A Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(b). No redemption shall be effected under this Article 8(iii)(1)(b) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Class A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(c)      At any time and from time to time on or after June 30, 2016, holder(s) of at least 45% of the Series B Preferred Shares then outstanding (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares) may require the Company to redeem all of the then outstanding Series B Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(c) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(c), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 50% of the Series C Preferred Shares, holder(s) of at least 50% of the Series D Preferred Shares or holder(s) of at least 50% of the Series E Preferred Shares shall have the right, but not the obligation, to require the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively on the same applicable Redemption Date, together with the Series B Preferred Shares, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(c). For the avoidance of doubt, holder(s) of at least 50% of the Series C Preferred Shares then outstanding, holder(s) of at least 50% of the Series D Preferred Shares then outstanding or holder(s) of at least 50% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares respectively at any time and from time to time on or after June 30, 2016, if holder(s) of the Series B Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(c). No redemption shall be effected under this Article 8(iii)(1)(c) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Class A Preferred Shares, Series A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(d)      At any time upon and following the occurrence of a Series C Redemption Event (as defined in (i) below), and in any event at any time and from time to time on or after June 30, 2016, holder(s) of at least 50% of the Series C Preferred Shares then outstanding (including GS for so long as it holds at least one-third of the then-outstanding Series C Preferred Shares) may require the Company to redeem all of the then outstanding Series C Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(d) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(d), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, holder(s) of at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the then outstanding Series D Preferred Shares or holder(s) of at least 45% of the then outstanding Series E Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares or Series D Preferred Shares or Series E Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(d). For the avoidance of doubt, holder(s) of at least 50% of the Series D Preferred Shares then outstanding or holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series D Preferred Shares or Series E Preferred Shares at any time and from time to time on or after June 30, 2016, if holder(s) of the Series C Preferred Shares elect(s) redemption pursuant to this Article 8(iii)(1)(d). No redemption shall be effected under this Article 8(iii)(1)(d) unless the Company complies with its obligation to forward a copy of the relevant Redemption Notice to the holders of Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

(e)      At any time upon and following the occurrence of a Series D Redemption Event (as defined in (j) below), and in any event at any time and from time to time on or after June 30, 2016, holder(s) of at least 50% of the Series D Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series D Preferred Shares subject to and in accordance with this Article 8(iii), provided that

Crawford’s Series D Preferred Shares shall not be counted in favor of such demand for redemption if a Crawford Default has occurred. The holder(s) electing redemption pursuant to this Article 8(iii)(1)(e) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(e), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series E Preferred Shares. Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, or at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the then outstanding Series C Preferred Shares or holder(s) of at least 45% of the then outstanding Series E Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series E Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(e).

(f)      At any time upon and following the occurrence of a Series E Redemption Event (as defined in (k) below), and in any event at any time and from time to time on or after June 30, 2016, holder(s) of at least 45% of the Series E Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Series E Preferred Shares subject to and in accordance with this Article 8(iii). The holder(s) electing redemption pursuant to this Article 8(iii)(1)(f) shall deliver a Redemption Notice to the Company specifying the intended Redemption Date, which date shall be no less than thirty (30) days after the date of delivery of the Redemption Notice. Within three (3) days from receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(f), the Company shall forward a copy of such Redemption Notice to each holder of the Class A Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares. Holder(s) of at least 51% of the then outstanding Class A Preferred Shares, holder(s) of at least 51% of the then outstanding Series A Preferred Shares, or at least 45% of the then outstanding Series B Preferred Shares (including CDH as long as it holds more than one-third of the then outstanding Series B Preferred Shares), holder(s) of at least 50% of the then outstanding Series C Preferred Shares or holder(s) of at least 50% of the then outstanding Series D Preferred Shares shall have the right, but not the obligation, to request the Company to redeem all of the then outstanding Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares respectively, by written notice to the Company within fifteen (15) days from the Company’s receipt of the Redemption Notice delivered pursuant to this Article 8(iii)(1)(f).

(g)      In the event of any redemption pursuant to this Article 8(iii), the redemption price per Series A Preferred Share shall equal 200% of the Original Series A Preferred Issue Price (As Adjusted) plus all declared but unpaid dividends on such Series A Preferred Share through the date of redemption thereof, the redemption price per Series B Preferred Share shall equal 200% of the Original Series B Preferred Issue Price (As Adjusted) plus all declared but unpaid dividends on such Series B Preferred Share, and the redemption price per Class A Preferred Share, Series C Preferred Share, Series D Preferred Share or Series E Preferred Share shall equal the sum of:

(x)      100% of the aggregate price paid to the Company for the issuance of such Class A Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series E Preferred Shares (as the case may be); and

(y)      an amount thereon equal to a 15% per annum rate of return, compounded annually, from the date of issuance of such Class A Preferred Shares, Series C Preferred Share, Series D Preferred Shares or Series E Preferred Shares (as the case may be); and

(z)      all dividends declared and unpaid with respect to such shares

(each the “Redemption Price”, as the case may be).

The assets and funds of the Company legally available to redeem the Preferred Shares pursuant to this Article 8(iii) shall be allocated in the following order: first, to the redemption of the Series E Preferred Shares, second, to the redemption of the Series D Preferred Shares, and third, to the redemption of the Series C Preferred Shares, fourth, to the redemption of the Series B Preferred Shares, and fifth, to the redemption of the Series A Preferred Shares, and sixth, to the redemption of the Class A Preferred Shares. Subject to the allocation order in the foregoing sentence, if the Company’s assets and funds which are legally available on the date that any amount of aggregate Redemption Price under this Article 8(iii) is due are insufficient to pay in full such amount of aggregate Redemption Price to be paid on such date, (i) such assets and funds which are legally available shall be used to the extent permitted by applicable Law to pay all amount of aggregate Redemption Price due on such date (x) in accordance with the order described in the immediately preceding sentence and (y) with respect to each series of Preferred Shares, ratably in proportion to the full amounts to which the holders of Preferred Shares of such series would otherwise be respectively entitled thereon, and (ii) the remaining Preferred Shares to be redeemed but with respect to which the Redemption Price due and payable has not been paid in full shall be carried forward and redeemed as soon as the Company has legally available funds or assets to redeem the remaining Preferred Shares, subject to the allocation order pursuant to this Article 8(iii)(1)(f). The full amount of the aggregate Redemption Price due but not paid to the holders of Preferred Shares shall accrue interest daily (on the basis of a 365-day year) at a rate of 20% per annum in relation to the Preferred Shares, in each case from the applicable Redemption Date (as defined above) to the date on which such aggregate Redemption Price and all accrued interest thereon has been paid in full. If the Company fails (for any reason other than the failure of any Preferred Shareholder to take any action or do anything required by such Preferred Shareholder in connection with the redemption of such Preferred Shareholder’s shares) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(h)      Subject to the provisions of Article 8(iii)(1), immediately following receipt of the request of any Preferred Shareholder for redemption of Preferred Shares in accordance with this Article 8(iii), the Company shall deposit an amount equal to the aggregate Redemption Price with a bank or trust corporation reasonably acceptable to the Board (including the consent of a majority of Investor Directors) as a trust fund for the benefit of the relevant Preferred Shareholders, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable amount of the aggregate Redemption Price for such shares to such Preferred Shareholders on or after the Redemption Date upon receipt of instruments of transfer and the certificate or certificates representing the shares of Preferred Shares to be redeemed.

(i)     For the purpose of Article 8(iii)(1)(d), “Series C Redemption Event” means (i) the Company failing to complete a Qualified IPO by June 30, 2016, or (ii) the occurrence of any of the following:

(A)             the certificate given pursuant to Section 5(5) of the Series C Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series C Redemption MAE (as defined below);

(B)             there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Series C Share Purchase Agreement) on the part of the Founder or any member of the Company Group which results in a Series C Redemption MAE;

(C)             any failure of an Indemnifying Party (as defined in the Series C Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 or 8.4 of the Series C Share Purchase Agreement within thirty (30) days of its becoming due;

(D)             any non-compliance by the Founder or any Key Employee (as defined in the Series C Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E)             any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F)              any breach of Section 7 of the Amended IRA which results in a Series C Redemption MAE;

(G)             a failure by the Company to forward to the holders of the Series C Preferred Shares, as required by Article 8(iii)(1)(a), (b), (c), (e) or (f), a copy of any Redemption Notice given to the Company pursuant to any of those Articles or the effecting of any redemption of any Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series D Preferred Shares or Series E Preferred Shares in circumstances where it is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(d) above,

(x)              where the Series C Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series C Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y)              “Series C Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Series C Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Series C Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$2,000,000 or its equivalent to the Company Group (taken as a whole).

(j)    For the purpose of Article 8(iii)(1)(e), “Series D Redemption Event” means (i) the Company failing to complete a Qualified IPO by June 30, 2016, or (ii) the occurrence of any of the following:

(A)             the certificate given pursuant to Section 5(5) of the Series D Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series D Redemption MAE (as defined below);

(B)             there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Series D Share Purchase Agreement) on the part of the Founder or any member of the Company Group which results in a Series D Redemption MAE;

(C)             any failure of an Indemnifying Party (as defined in the Series D Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 or 8.4 of the Series D Share Purchase Agreement within thirty (30) days of its becoming due;

(D)             any non-compliance by the Founder or any Key Employee (as defined in the Series D Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E)             any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F)              any breach of Section 7 of the Amended IRA which results in a Series D Redemption MAE;

(G)             a failure by the Company to forward to the holders of the Series D Preferred Shares, as required by Article 8(iii)(1)(a), (b) (c) or (d), a copy of any Redemption Notice given to the Company pursuant to any of those Articles or the effecting of any redemption of any Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series E Preferred Shares in circumstances where it is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(e) above,

(x)              where the Series D Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series D Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y)              “Series D Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Series D Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Series D Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$2,000,000 or its equivalent to the Company Group (taken as a whole).

(k)   For the purpose of Article 8(iii)(1)(f), “Series E Redemption Event” means the occurrence of any of the following:

(A)             the certificate given by the Warrantors (as defined in the Additional Series E Share Purchase Agreement) pursuant to Section 5(e) of the Additional Series E Share Purchase Agreement proves to be inaccurate as to any matter or circumstance which results in a Series E Redemption MAE (as defined below);

(B)             there occurs any breach of representation or warranty, or failure to comply with any covenant or agreement in the Transaction Documents (as amended) (as defined in the Additional Series E Share Purchase Agreement) on the part of any member of the Company Group which results in a Series E Redemption MAE;

(C)             any failure of an Indemnifying Party (as defined in the Additional Series E Share Purchase Agreement) to make any payment that is due to an Indemnified Party (as so defined) under Section 8.3 of the Additional Series E Share Purchase Agreement within thirty (30) days of its becoming due;

(D)             any non-compliance by the Founder or any Key Employee (as defined in the Additional Series E Share Purchase Agreement) with Section 3.1(a) or (b) of the Amended IRA;

(E)             any issue of New Securities (as defined in the Amended IRA) in breach of Section 4 of the Amended IRA;

(F)              any breach of Section 7 of the Amended IRA which results in a Series E Redemption MAE;

(G)     a failure by the Company to forward to the holders of the Series E Preferred Shares, as required by Article 8(iii)(1)(a), (b), (c), (d) or (f), a copy of any Redemption Notice given to the Company pursuant to any of those Articles or the effecting of any redemption of any Class A Preferred Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares in circumstances where it is not permitted by these Articles, and, for the purposes Article 8(iii)(1)(f) above,

(x)     where the Series E Redemption Event is constituted by any of the circumstances set out in sub-paragraphs (E), (F), and (G) above, the holders of the Series E Preferred Shares whose rights have not been respected by reason of those circumstances must be amongst the holders requiring redemption; and

(y)      “Series E Redemption MAE” means with respect to the Company Group taken as a whole, any (i) event, occurrence, fact, condition, change or development that has a material adverse effect on the operations, results of operations, financial condition, assets or liabilities of it, (ii) material adverse effect on its ability to perform any material obligations of such person hereunder or under any other Transaction Document (as defined in the Additional Series E Share Purchase Agreement), as applicable, or (iii) material adverse effect on any material rights it may have under any Transaction Document (as defined in the Additional Series E Share Purchase Agreement); provided that, in each case, such effect results in a loss, directly or indirectly, of at least US$5,000,000 or its equivalent to the Company Group (taken as a whole).

(2)      For the avoidance of doubt, any Preferred Shareholder shall have the right to elect in writing at any time prior to the Redemption Date to convert any or all of its Preferred Shares into Common Shares at the then-effective applicable Conversion Price (provided that any Preferred Shares so elected to be converted into Common Shares, and the resulting Common Shares, shall not be eligible to be, and shall not be, redeemed).

(3)      Before any Preferred Shareholder shall be entitled to receive the aggregate Redemption Price under this Article 8(iii), such Preferred Shareholder shall deliver a duly executed instrument of transfer in favour of the Company and shall surrender such Preferred Shareholder’s certificate or certificates, in each case representing such Preferred Shares to be redeemed, to the Company, and thereupon the applicable amount of the aggregate Redemption Price shall be payable to the order of the Person whose name appears on the register of Members of the Company as the owner of such shares and each such certificate shall be cancelled after all the shares represented by such certificate are redeemed. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable amount of the aggregate Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the Preferred Shareholders thereof, except the right to receive the applicable amount of the aggregate Redemption Price thereof (including all declared and unpaid dividend up to the applicable Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued shares of the Company.

(4)      To the extent permitted by applicable Law, upon and following receipt of any redemption request delivered in accordance with Article 8(iii)(1)(a), Article 8(iii)(1)(b), Article 8(iii)(1)(c), Article 8(iii)(1)(d), Article 8(iii)(1)(e) and Article 8(iii)(1)(f) above, the Company shall use best efforts to procure that the profits of each Subsidiary of the Company (including the PRC Entities) for the time being available for distribution shall be paid to the Company by way of dividend if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make the redemption of Preferred Shares required to be made pursuant to this Article 8(iii) and such redemption request.

(5)      Without limiting any rights of the Preferred Shareholders which are set forth in the Memorandum and these Articles, or are otherwise available under applicable Law, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the applicable amount of aggregate Redemption Price but which it has not paid in full shall not be redeemed until the Company has paid in full the redemption payment required with respect to the redemption of such shares, and prior to such payment and redemption, such shares shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such shares had prior to such date. Nothing in this Article 8(iii) shall be deemed to limit in any way the obligation of the Company to effect the redemption of any Preferred Shares, or to make any payment required, pursuant to this Article 8(iii).

(6)      If the Company fails (for any reason other than the failure of any Series E Preferred Shareholder, any Series D Preferred Shareholder or any Series C Preferred Shareholder to take any action or do anything required of such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder in connection with the redemption of such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder’s shares) to redeem any Series E Preferred Shares, Series D Preferred Shares or Series C Preferred Shares on its due date for redemption, then such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder shall have the right to demand liquidation of the Company and each other member of the Company and all Directors of the Company shall do such things as are reasonably requested by such Series E Preferred Shareholder, Series D Preferred Shareholder or Series C Preferred Shareholder to commence and carry out such liquidation in a timely and efficient manner.

VARIATION OF RIGHTS OF SHARES

9.             [Intentionally Omitted].

10.          Subject to the provisions of the Memorandum and these Articles (including but not limited to Article 6A), the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

11.          Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may (i) pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful.

NON-RECOGNITION OF TRUSTS

12.          No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

13.          The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

14.          In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

15.          Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

16.          A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

17.          [Intentionally Omitted].

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF

CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

18.          (a)           Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

(i)         by Ordinary Resolution, increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)        by Ordinary Resolution, consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)       by Ordinary Resolution, divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value; or

(iv)      by Ordinary Resolution, cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)                   All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(c)                     Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)                    Subject to the provisions of the Statute, the Memorandum and these Articles (including but not limited to Article 6A), the Company may by resolution of the Directors change the location of its Registered Office.

FIXING RECORD DATE

19.          The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

20.          If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of the Members or the Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of the Members entitled to attend or receive notice of, attend or vote at any meeting of the Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETING

21.          All general meetings other than annual general meetings shall be called extraordinary general meetings.

22.          The Company may hold a general meeting as its annual general meeting but shall not (unless required by the Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

23.          The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than 10% of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

24.          The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

25.          If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition pursuant to Article 23 duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall be subject to other Articles hereof, including Article 28, and shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

26.          A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

27.          At least five (5) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (i) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (ii) in the case of any other general meeting, by holders of not less than the appropriate proportion of all those Shares which are in issue at the time which would be required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided, that any general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of Articles 23-26 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

28.          No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. At any general meeting of the Company, the persons (or if a company or other non-natural person by its duly authorized representative) entitled to the notice of and to attend and vote at such general meeting present in person or by proxy, representing more than 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, which voting shares shall include such number of Common Shares as represent at least 50% in voting power of the then issued and outstanding Common Shares, such number of Preferred Shares as represent at least 50% in voting power of the then issue and outstanding Preferred Shares.

29.          A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

30.          An action that may be taken by the Members at a meeting may also be taken by a resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, signed by the Members holding a majority of the votes, or where a Special Resolution is required, by all the Members entitled to vote on such resolution at a meeting, without the need for any notice, but if any resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

31           If within thirty (30) minutes from the time appointed for the general meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company (calculated on an as converted basis) represented at the meeting shall be a quorum.

32.          The chairman of the Board shall preside as chairman at every general meeting of the Company, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Members present shall elect one (1) of their number to be chairman of the meeting.

33.          The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

34.          At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles (including but not limited to Article 6A), such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

35.          Subject to the Statute and these Articles (including but not limited to Article 6A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

36.          In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

37.          A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

38.          No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

39.          No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

40.          Votes may be given either personally or by proxy.

PROXIES

41.          The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

42.          The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

43.          The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

44.          A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

45.          Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

46.          Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

47.          There shall be a Board consisting of not more than ten (10) persons, unless increased by a resolution adopted by the affirmative vote of a simple majority of the Directors, present in person or by proxy, including the affirmative vote of a majority of Investor Directors, subject to the Statute and these Articles (including but not limited to Article 6A). The Board shall meet (whether in person, telephonically, or otherwise) no less than once in each fiscal quarter, unless otherwise determined by the Board (with the consent of a majority of Investor Directors).

48.          The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. Subject to these Articles (including but not limited to Article 6A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

49.          Subject to these Articles (including but not limited to Article 6A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

50.          Subject to these Articles (including but not limited to Article 6A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

51.          A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

52.          Subject to these Articles (including but not limited to Article 6A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

53.          In addition to any further restrictions set forth in these Articles (including but not limited to Article 6A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

54.          A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 53 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

55.          Any Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings of the Board or of any committee in the absence of the Director who appointed him and to vote or consent in place of such Director.

POWERS AND DUTIES OF DIRECTORS

56.          The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles (including but not limited to Article 6A), or as may be prescribed by the Company in general meeting; provided, that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and, provided further, that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Article 6A(iii)(6) without the prior approval therein required.

57.          The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the

Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

58.          All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

59.          The Directors shall cause minutes to be made in books provided for the purpose:

(a)                          of all appointments of officers made by the Directors;

(b)                          of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                           of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

60.          Subject to these Articles (including but not limited to Article 6A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

61.          Subject to these Articles (including but not limited to Article 6A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

62.          Subject to these Articles (including but not limited to Article 6A):

(a)                   The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                    The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)                     Subject to the preceding clause (b), the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the

Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                   Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

63.          Subject to these Articles (including but not limited to Article 6A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting (except for consummation of a Qualified IPO and the actions taken to consummate a Qualified IPO) shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Article 6A) of the Directors present at a meeting at which there is a quorum, with each having one (1) vote.

64.          A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least ten (10) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided, that notice is given pursuant to Articles 93 – 97; provided further, that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors. The Company shall also cause that the agenda of the business to be transacted at the Board meeting and all relevant documents and materials to be circulated at or presented to the Board meeting are sent to all the Directors at least ten (10) days before such Board meeting.

65.          Subject to Article 64, a Board meeting shall reach quorum only with the attendance of at least five (5) Directors, including a majority of Investor Directors, one of whom shall be the Series E Director and a Founder Director, provided that if such quorum is not present for a Board meeting within two (2) hours from the time for such Board meeting as appointed in the meeting notice of such Board meeting sent by the Company in accordance with Article 64, then such Board meeting shall be adjourned for at least ten (10) days at the same place or such other time and place as the Directors then present may determine, provided that, in each case, a notice of the adjourned Board meeting shall be sent to each Director at least ten (10) days before the adjourned Board meeting. The attendance of any three (3) Directors including any two (2) Investor Directors shall constitute a quorum at such adjourned Board meeting and questions arising at such adjourned Board meeting shall be decided by a majority of votes of the Directors present. For the purposes of this Article a proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

66.          Subject to Article 65, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Board meetings, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

67.          In the event of a tie-vote during the Board meeting, the chairman of the Board shall have the tie-breaker vote. The chairman of the board shall be one of the Founder Directors.

68.          Subject to these Articles (including but not limited to Article 6A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Article 6A). A committee may meet and adjourn as it thinks proper. Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

69.          The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided, that a meeting of a Board or committee thereof shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

70.          A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors or such committee as the case may be duly convened and held.

71.          A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 41 – 44 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

72.          The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 73, 74 or 75, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

73.          (a)           Unless otherwise indicated below, immediately after the Closing, the Company shall have a Board consisting of no more than ten (10) directors, of whom, (i) two (2) Directors are to be designated by Qiming as long as Qiming continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis(the “Series A Directors” and each a “Series A Director”); (ii) one (1) Director is to be designated by CDH as long as CDH continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (the “Series B Director”); (iii) one (1) Director is to be designated by GS as long as GS continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (the “Series C Director”); (iv) two (2) Directors are to be designated by Crawford so long as (i) no Crawford Default has occurred, and (ii) Crawford holds continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis (the “Series D

Directors” and each a “Series D Director”); (v) one (1) Director is to be designated by Ctrip as long as Ctrip continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (the “Series E Director”, and, together with the Series A Directors, the Series B Director, the Series C Director and the Series D Directors, collectively, the “Investor Directors” and each a “Investor Director”); and (vi) three (3) Directors are to be designated by the Founder (the “Founder Directors” and each a “Founder Director”). The chairman of the Board shall be one of the Founder Directors.

(b)              At each election of the Directors of the Board, each holder of Common Share Equivalents shall vote at any meeting of Members, such number of Common Share Equivalents (on an as-converted basis) as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Common Share Equivalents (on an as-converted basis) (1) so long as Ctrip continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series E Director the individual designated by Ctrip in accordance with Article 73(a), and (b) against any other person nominated to be the Series E Director not so designated by Ctrip in accordance with Article 73(a); (2) so long as no Crawford Default has occurred and Crawford continues to hold no less than 5% of the Company’s then total outstanding share capital on a Fully Diluted Basis, (a) as may be necessary to elect as the Series D Directors the individuals designated by Crawford in accordance with Article 73(a), and (b) against any other person nominated to be any Series D Director not so designated by Crawford in accordance with Article 73(a); (3) so long as GS continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series C Director the individuals designated by GS, and (b) against any other person nominated to be the Series C Director not so designated by GS; (4) so long as CDH continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series B Director the individuals designated by CDH, and (b) against any other Series B Director nominee not so designated by CDH; (5) so long as Qiming continues to hold no less than 4.5% of the Company’s then total outstanding share capital on a Fully-Diluted Basis (a) as may be necessary to elect as the Series A Directors the individuals designated by Qiming, as the case may be, and (b) against any other Series A Director nominee not so designated by Qiming; and (6) (a) as may be necessary to elect as the Founder Directors the individuals designated by the holders of a majority of the then outstanding Common Shares and (b) against any other Founder Director nominee not so designated.

(c)              Ctrip, Crawford, GS, CDH, Qiming, and the Founder, as such entity or individual is entitled to designate any individual to be elected as a Director of the Board pursuant to this Article 73 shall have the right to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

(d)              For the avoidance of doubt, to the extent any Investor Director is not appointed or otherwise not in the office, the consent of such Investor Director shall no longer be required for those matters which require the consent of such Investor Director hereunder.

(e)              So long as it holds any Shares, each of GS, CDH, Qiming, Ignition, JAFCO, Crawford (so long as no Crawford Default has occurred) and Ctrip, shall have the right, from time to time, and at any time, to designate one (1) individual (the “Observer”) to attend and speak at all meetings of the Board and all committees thereof (whether in person, by telephone or other) in a non-voting observer capacity. An Observer is entitled to receive all notices of meetings of the Board and all committees thereof as well as copies of all minutes, consents and other materials, financial or otherwise, concurrently and in the same manner as such notices, minutes, consents and other materials are provided to the members of the Board and all committees thereof. An Observer shall have full rights of audience and may speak at all meetings of the Board and all committees thereof, but shall not be entitled to vote or be counted towards the quorum at any such meetings.

74.          Any vacancy on the Board occurring because of the death, resignation or removal of a Director elected by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of Common Share Equivalents of the Company entitled to designate any individual to be elected as a Director of the Board pursuant to Article 73.

PRESUMPTION OF ASSENT

75.          A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

76.          The Company may, if the Directors so determine, have a Seal which shall, subject to this Article, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the Secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, Secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

77.          The Company may have a president, a Secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

78.          Subject to the Statute and the provisions of these Articles (including but not limited to Article 6A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

79.                               Subject to the Statute and the provisions of these Articles (including but not limited to Article 6A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

80.                               No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

81.                               Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

82.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

83.                               Subject to these Articles (including but not limited to Article 6A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

84.                               Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

85.                               No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

86.                               Subject to these Articles (including but not limited to Article 6A), upon the recommendation of the Board, the Members may by Ordinary Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Article 6A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

87.                               The Directors shall cause proper books of account to be kept with respect to:

(a)                    All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                    All sales and purchases of goods by the Company; and

(c)                     The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

88.                               Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

89.                               The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

90.                               Subject to these Articles (including but not limited to Article 6A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

91.                               Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

92.                               Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

93.                               Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day international courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members.

94.                               (a)                                 Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.

(b)                                 Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

95.                               A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

96.                               A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 94 and 95, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

97.                               Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)                         every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)                         every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

98.                               Subject to these Articles (including but not limited to Article 6A), if the Company shall be wound up, any liquidator must be approved by a Special Resolution.

99.                               If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Article 6A(iii)(2); provided, that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY & INSURANCE

100.                        (a)                                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)                                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

(c)                                  Subject to these Articles (including but not limited to Article 6A), the Company shall use its best efforts to purchase and maintain Directors’ and officers’ insurance from a carrier and in an amount as shall be agreed by the Board provided, that such insurance coverage is available at commercially reasonable rates as determined by the Board, in relation to any person who is or was a Director or an officer of the Company, or who at the request of the Company is or was serving as a Director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under this Article 100.

FINANCIAL YEAR

101.                        Subject to these Articles (including but not limited to Article 6A), unless a majority of the Board agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

102.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of a majority of the then outstanding Series A Preferred Shares, of the then outstanding Series B Preferred Shares, of the then outstanding Series C Preferred Shares, of the then outstanding Series D Preferred Shares and of the then outstanding Series E Preferred Shares (each voting as a separate class on an as-converted basis), have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

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